EXECUTION

LEASE

BETWEEN

CARRIEREQ, INC., AS TENANT

AND

BRICKMAN LINCOLN LLC, AS LANDLORD

186 LINCOLN STREET, BOSTON, MASSACHUSETTS

The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

EXECUTION

TABLE OF CONTENTS

PAGE

DT 5-13-19

LEASE

THIS LEASE is dated as of June 30, 2019 between the Landlord and the Tenant named below, and is of space in the Building described below.

ARTICLE 1
BASIC DATA; DEFINITIONS

1.1 Basic Data. Each reference in this Lease to any of the following terms shall be construed to incorporate the data for that term set forth in this Section:

Landlord: BRICKMAN LINCOLN LLC, a Delaware limited liability company

Landlord's Notice Address: 712 Fifth Avenue, 6th Floor
New York, NY 10019
Attention: Asset Manager, 186 Lincoln Street, Boston, MA

Tenant: CARRIEREQ, INC., a Delaware corporation

Tenant's Notice Address:186 Lincoln Street, 3rd Floor, Boston, MA 02111

Guarantor: N/A

Property: The land located in Boston, Massachusetts, together with the Building and other improvements thereon, as more fully described in **Exhibit B** attached hereto.

Building: The building commonly known and numbered as 186 Lincoln Street, shown on the site plan attached hereto as **Exhibit B**.

Building Rentable Area: Agreed to be 64,198 square feet.

Premises: The portion of the third floor of the Building consisting of all of the rentable area of the third floor as shown on the location plan attached hereto as **Exhibit A**.

Premises Rentable Area: Agreed to be 6,651 rentable square feet.

Basic Rent: The Basic Rent is as follows:

RENTAL PERIOD	ANNUAL BASIC RENT	MONTHLY PAYMENT
First Lease Year*	$156,298.50	$13,024.88
Second Lease Year	$319,248.00	$26,604.00
Third Lease Year	$325,899.00	$27,158.25
Fourth Lease Year	$332,550.00	$27,712.50
Fifth Lease Year	$339,201.00	$28,266.75

Sixth Lease Year**	$345,852.00**	$28,821.00

* (based upon 3,325.5 rsf)
**annualized

Base Operating Expenses: Actual Operating Expenses for calendar year 2019.

Base Taxes: Actual Taxes for the twelve month period ending June 30, 2020.

Commencement Date: The date of Substantial Completion Date of Landlord's Work as provided in **Exhibit C**, estimated to be July 1, 2019. Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Commencement Date as determined pursuant to the preceding sentence, such date of occupancy shall, for all purposes of this Lease, be the Commencement Date. Promptly upon the occurrence of the Commencement Date, Landlord and Tenant shall execute and deliver a letter designating the Commencement Date substantially in the form attached hereto as **Exhibit D**, but the failure by either party to execute and deliver such a letter shall have no effect on the Commencement Date, as hereinabove determined.

Tenant's Proportionate Share: 10.91% (which is based on the ratio of (a) Premises Rentable Area to (b) ninety-five percent (95%) of the Building Rentable Area).

Security Deposit: $156,298.50 in the form of a Letter of Credit, to be held and disposed of as provided in **Section 14.8.**

Term: The period commencing on the Commencement Date and expiring at the close of the day on the date that is sixty-six (66) calendar months (plus the partial month, if any) immediately following the Commencement Date. The Term shall include any extension thereof that is expressly provided for by this Lease and that is effected strictly in accordance with this Lease; if no extension of the Term is expressly provided for by this Lease, no right to extend the Term shall be implied by this provision.

Initial General Liability Insurance: $3,000,000 per occurrence/$5,000,000 aggregate (combined single limit) for property damage, bodily injury or death.

Permitted Uses: General office use in accordance with all applicable Laws and consistent with the character of a first class office building, but specifically excluding governmental or quasi-governmental offices, medical or dental offices, offices for a call center, employment agencies or any other offices which solicit or accept "off the street" clients or customers to the Premises.

1.2 Additional Definitions. When used in Lease, the capitalized terms set forth below shall bear the meanings set forth below.

Adequate Assurance: As defined in **Section 14.1.**

Adequate Assurance of Future Performance: As defined in **Section 14.1.**

Additional Rent: All charges and sums payable by Tenant as set forth in this Lease, other than and in addition to Basic Rent.

Alterations: As defined in **Section 5.2**.

Bankruptcy Code: As defined in **Section 14.1**.

Base Building: Shall mean all of the Structural Elements (as hereinafter defined) of the Building, the roof, the common building and core facilities of the Building, and the Base Building Systems serving the Building, but shall not include any Improvements relating to the Premises (whether existing or constructed by Landlord or Tenant), Alterations, the distribution portions of Base Building Systems which exclusively serve the Premises (whether located in the Premises or other areas of the Building), or other fixtures or personal property installed by or on behalf of Tenant or any party claiming by, through or under Tenant.

Base Building Systems: Shall mean the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, fire control and suppression, sprinkler/lifesafety and security systems (to the extent installed by Landlord) and other common service systems of the Building.

Brokers: Newmark Knight Frank and T3 Advisors

Business Day: All days except Saturdays, Sundays, New Year's Day, Martin Luther King Day, Memorial Day, Patriot's Day, Presidents Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday and the prior day when such day occurs on a Saturday).

Common Facilities: As defined in **Section 2.2**.

Default Interest Rate: As defined in **Section 3.1(a)**.

Environmental Condition: Any disposal, release or threat of release of Hazardous Materials on, under, from or about the Building or the Property or storage of Hazardous Materials on, from or about the Building or the Property.

Environmental Laws: Any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, Chapter 21C, Chapter 21D, and Chapter 21E of the General Laws of Massachusetts and the regulations promulgated by the Massachusetts Department of Environmental Protection, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 *et seq.*, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 *et seq.*, the Toxic Substances Control Act, 15 U.S.C. §2061 *et seq.*, the Federal Clean Water Act, 33 U.S.C. §1251, and the Federal Clean Air Act, 42 U.S.C. §7401 *et seq.*

Escalation Charges: The Additional Rent arising pursuant to **Article 8** and **Article 9** of this Lease.

Event of Bankruptcy: As defined in **Section 14.1**.

Event of Default: As defined in **Section 14.1**.

Force Majeure: Collectively and individually, strikes, lockouts or other labor trouble, fire or other casualty, acts of God, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, unusually adverse weather conditions, fire or other casualty, acts of terrorism or bioterrorism, civil commotion, or any other cause, whether similar or dissimilar, beyond the reasonable control of the party required to perform an obligation.

Holder: As defined in **Section 13.1**.

Hazardous Materials: Shall mean chemicals, contaminants, pollutants, flammables, explosives, materials, wastes or other substances defined, determined or identified as hazardous or toxic under or otherwise controlled pursuant to any Environmental Laws, including, without limitation, any "oil," "hazardous material," "hazardous waste," "hazardous substance" or "chemical substance or mixture", as the foregoing terms (in quotations) are defined in any Environmental Laws.

Improvements: As defined in **Section 10.2**.

Land: The land that constitutes a portion of the Property.

Landlord's Restoration Work: As defined in **Section 11.2**.

Landlord's Work: As defined in **Exhibit C**.

Law or Laws: All present and future statutes, laws, codes, regulations, ordinances, orders, rules, bylaws, administrative guidelines, requirements, directives and actions of any federal, state or local governmental or quasi-governmental authority, and other legal requirements of whatever kind or nature that are applicable to the Property, including, without limitation, all Environmental Laws and the Americans With Disabilities Act of 1990 (including the Americans With Disabilities Act Accessibility Guidelines for Buildings and Facilities), and any amendments, modifications or changes to any of the foregoing.

Lease Year: Means each period of one year during the Term commencing on the Commencement Date or on any anniversary thereof, or, if the Commencement Date does not fall on the first day of a calendar month, the first Lease Year shall consist of the partial calendar month following the Commencement Date and the succeeding twelve full calendar months, and each succeeding Lease Year shall consist of a one-year period commencing on the first day of the calendar month following the calendar month in which the Commencement Date fell.

Mortgage: As defined in **Section 13.1**.

Operating Expenses: As defined in **Section 9.1**.

Operating Year: As defined in **Section 9.1**.

Plans: As defined in **Exhibit C**.

Recapture Date: As defined in **Section 6.5.**

Rules and Regulations: As defined in **Section 2.2.**

Specified Restoration Work: As defined in **Section 11.2.**

Structural Elements: Shall mean the structural (i.e., load bearing) components of the Building's footings, foundations, exterior structural walls, interior structural columns and other load-bearing elements of the Building.

Substantial Completion Date: As defined in **Exhibit C**.

Successor: As defined in **Section 13.1.**

Tangible Net Worth: Shall mean total assets minus intangible assets (including, without limitation, goodwill, patents and copyrights) and total liabilities, all as calculated in accordance with generally accepted accounting principles.

Taxes: As defined in **Section 8.1.**

Tax Year: As defined in **Section 8.1.**

Tenant's Delay: As defined in **Exhibit C**.

Tenant's Removable Property: As defined in **Section 5.2.**

Tenant's Restoration Work: As defined in **Section 11.2.**

1.3 **Enumeration of Exhibits**. The following Exhibits are a part of this Lease, are incorporated herein by reference attached hereto, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein.

Exhibit A - Location Plan of the Premises
Exhibit B – Legal Description
Exhibit C - Work Letter
Exhibit D - Commencement Date Letter
Exhibit E - Operating Expenses
Exhibit F - Rules and Regulations
Exhibit G - Estoppel Certificate
Exhibit H – ROFO Space

ARTICLE 2
PREMISES AND APPURTENANT RIGHTS

2.1 **Lease of Premises**. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms and conditions hereinafter set forth.

2.2 Appurtenant Rights and Reservations.

(a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with Landlord and others, (i) public or common lobbies, hallways, stairways, elevators and common walkways necessary for access to the Building and the Premises, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; and (ii) the loading areas, pedestrian sidewalks, landscaped areas, trash enclosures, and other areas or facilities, if any, which are located in or on the Property and designated by Landlord from time to time for the non-exclusive use of tenants and other occupants of the Building (the **"Common Facilities"**); but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to **Section 15.6** (the **"Rules and Regulations"**) and to the right of Landlord to designate and change from time to time such areas and facilities so to be used.

(b) Excepted and excluded from the Premises and the Common Facilities are the floor slab, demising walls and perimeter walls and exterior windows (except the inner surfaces of each thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof. Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) interior storm windows, sun control devices, utility lines, equipment, stacks, pipes, conduits, ducts and the like. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls. Tenant shall be entitled to install any such ceilings or walls only in compliance with the other terms and conditions of this Lease. Tenant shall have no right to access and use the fan rooms, janitorial, electrical, telephone and telecommunications closets, conduits, risers, plenum spaces and other service areas of the Building without the prior written consent of Landlord.

(c) Tenant may install signs or lettering on the entry doors to the Premises provided such signs conform to sign standards for the Building adopted by Landlord in its sole discretion and Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors. Except for the foregoing signage, Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises. If and only so long as Landlord maintains a tenant directory in the main lobby of the Building, Landlord shall cause Tenant's name to be listed on such tenant directory; provided, however, that any changes or replacements of such lobby listing after the initial installation shall be at Tenant's expense.

2.3 Extension Option.

(a) Provided that, at the time Tenant exercises its option pursuant to this **Section 2.3**, (i) this Lease is in full force and effect, (ii) no event of default shall have occurred

and be continuing beyond applicable notice and cure periods, and (iii) the originally-named Tenant (or a successor pursuant to a Permitted Transfer) is in occupancy of the Premises for the conduct of its business (any of which conditions may be waived by Landlord at any time in Landlord's sole discretion), Tenant shall have the right and option to extend the Term of this Lease for one (1) term of three (3) years ("**Option Term**") by giving written notice to Landlord ("**Tenant's Extension Notice**") not later than nine (9) months prior to the expiration date of the Term. The effective giving of Tenant's Extension Notice shall automatically extend the Term of this Lease for the Option Term, and no instrument of renewal or extension need be executed. In the event that Tenant fails timely to give Tenant's Extension Notice, this Lease shall automatically terminate at the end of the Term and Tenant shall have no further option to extend the Term of this Lease. The Option Term shall commence on the day immediately succeeding the expiration date of the Term and shall end on the day immediately preceding the third (3rd) anniversary of the first day of the Option Term. The Option Term shall be on all the terms and conditions of this Lease, except: (w) Tenant shall have no further option to extend the Lease Term, (x) the Basic Rent for the Option Term shall be the Fair Market Rental Value of the Premises as of the commencement of the Option Term, determined pursuant to **Section 2.3(b)**, below, and (y) Landlord shall not be required to furnish any materials or perform any work to prepare the Premises for Tenant's occupancy during the Option Term and Landlord shall not be required to provide any work allowance or reimburse Tenant for any alterations made or to be made by Tenant, or to grant Tenant any rent concession.

(b) Promptly after receiving Tenant's Extension Notice extending the Term pursuant to **Section 2.3(a)** above, Landlord shall provide Tenant with Landlord's good faith estimate of the Fair Market Rental Value of the Premises for the Option Term, provided that in no event shall Landlord be required to deliver such estimate prior to the date that is eight (8) months prior to the expiration of the Term. If Tenant is unwilling to accept Landlord's estimate of the Fair Market Rental Value as set forth in Landlord's notice referred to above, and the parties are unable to reach agreement thereon within thirty (30) days after the delivery of such notice by Landlord, then either party may submit the determination of the Fair Market Rental Value of the Premises to arbitration by giving notice to the other party naming the initiating party's arbitrator (and address of such party's arbitrator) within ten (10) days after the expiration of such thirty (30) day period. Within thirty (30) days after receiving a notice of initiation of arbitration, the responding party shall appoint its own arbitrator by notifying the initiating party of the responding party's arbitrator (and address of such party's arbitrator). If the second arbitrator shall not have been so appointed within such thirty (30) day period, the Fair Market Rental Value of the Premises shall be determined by the initiating party's arbitrator. If the second arbitrator shall have been so appointed, the two arbitrators thus appointed shall, within thirty (30) days after the responding party's notice of appointment of the second arbitrator, appoint a third arbitrator who shall be impartial. If the two initial arbitrators are unable timely to agree on the third arbitrator, then either may, on behalf of both, request such appointment (of an impartial arbitrator) by the Boston office of JAMS, Inc. ("JAMS"), or its successor, or, on its failure, refusal or inability to act, by a court of competent jurisdiction. The Fair Market Rental Value of the Premises for the Option Term shall be determined by the method commonly known as Baseball Arbitration, whereby Landlord's selected arbitrator and Tenant's selected arbitrator shall each set forth its respective determination of the Fair Market Rental Value of the Premises, and such third arbitrator must select one or the other (it being understood that such third arbitrator shall be expressly prohibited from selecting a compromise figure). Landlord's selected

arbitrator and Tenant's selected arbitrator shall deliver their determinations of the Fair Market Rental Value of the Premises to such third arbitrator within five (5) business days of the appointment of such third, and such third arbitrator shall select the Estimate which he or she deems to be closest to the Fair Market Rental Value of the Premises and render his or her decision within ten (10) business days after receipt of both of the other two determinations of the Fair Market Rental Value of the Premises. The third arbitrator's decision shall be binding on both Landlord and Tenant. All arbitrators shall be commercial real estate brokers who are independent from the parties and who have had at least ten (10) years' experience in comparable buildings in the Financial District of Boston. Each party shall pay the fees of its own arbitrator, and the fees of the third arbitrator shall be shared equally by the parties. In the event the aforesaid arbitration process and the amount of the Basic Rent for the Option Term has not been determined as of the commencement of the Option Term, Tenant shall pay the amount determined by Landlord for the Premises and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the commencement of the Option Term, if necessary. In the event that such determination shall result in an overpayment by Tenant of any Basic Rent, such overpayment shall be paid by Landlord to Tenant promptly after such determination has been made or credited against Basic Rent coming due.

(c) As used in this Lease, the term "Fair Market Rental Value" shall mean the fixed annual rent that landlords of comparable buildings in the Financial District of Boston have agreed to accept, and sophisticated nonaffiliated tenants of comparable buildings have agreed to pay, in current arms-length, non-equity (i.e., not being offered equity in the building) transactions for comparable space, for a term equal to the Option Term and commencing on the first day of the Option Term and taking into account all relevant factors and concessions.

2.4 Right of First Offer

(a) Subject to the terms and conditions of this **Section 2.4**, before Landlord leases any Available Space (as defined below) to any unrelated third party during the Term, Landlord will first offer such Available Space to Tenant for lease by written notice to Tenant ("**Landlord's Offer Notice**") and Tenant will have the right to lease the offered Available Space. As used in this **Section 2.4**, "**Available Space**" shall mean and refer the 2,681 square foot space shown on **Exhibit H** hereto located on the fourth (4th) floor of the Building that Landlord reasonably determines will be vacant and free of any possessory right now or hereafter existing in favor of any third party during the Term. Anything to the contrary contained herein notwithstanding, Tenant's right of first offer hereunder is subordinate to (i) any right of offer, right of first refusal, renewal right or similar right or option in favor of any third party existing as of the date of this Lease (Landlord hereby representing that there are no such third party rights existing as of the date of this Lease) and (ii) Landlord's right to renew or extend the term of any lease to another tenant then in occupancy of the Available Space, whether or not pursuant to an option or right set forth in such other tenant's lease.

(b) Landlord's Offer Notice shall specify the location and size of the Available Space, the Basic Rent for the Available Space (which shall be equal to Landlord's determination of the Fair Market Rental Value (as defined in **Section 2.3**) for the Available Space), the date that Landlord estimates the Available Space will be delivered to Tenant, the term of the Lease with respect to the Available Space, the Base Operating Expenses and the Base

Taxes, and all other material terms and conditions which will apply to the Available Space. Tenant will notify Landlord within ten (10) Business Days of Landlord's Offer Notice that (i) Tenant elects to lease the Available Space on the terms set forth in Landlord's Offer Notice, or (ii) Tenant elects to lease the Available Space but rejects Landlord's determination of the Fair Market Rental Value of the Available Space, or (iii) Tenant rejects Landlord's offer. If Tenant elects to lease the Available Space but rejects Landlord's determination of the Fair Market Rental Value of the Available Space, and if the parties are unable to reach agreement thereon within thirty (30) days after the delivery of such notice by Tenant, then either party may submit the determination of the Fair Market Rental Value of the Available Space to arbitration by giving notice to the other party naming the initiating party's arbitrator within ten (10) days after the expiration of such thirty (30)-day period and such Fair Market Rental Value shall be determined as provided in **Section 2.3 (b)** above. If Tenant elects to lease the Available Space, Landlord and Tenant agree to enter into an amendment to the Lease memorializing the addition of the Available Space to this Lease, but failure of the parties to execute such an amendment shall have no effect on the effectiveness of the expansion of the Premises to include the Available Space, and the economic terms associated therewith, as set forth above. If Tenant rejects Landlord's offer, or fails to notify Landlord within said ten (10) business day period that Tenant intends to lease such Available Space, Landlord shall be entitled to lease the Available Space at any time to any third party on terms acceptable to Landlord in its sole discretion and Tenant shall have no further right to lease such Available Space pursuant to this **Section 2.4.**

(c) Notwithstanding any contrary provision of this **Section 2.4** or any other provision of the Lease, any exercise by Tenant of its right to lease Available Space shall be void and of no effect unless on the date Tenant notifies Landlord that it elects to lease Available Space and on the commencement date of the amendment for the Available Space (i) the Lease is in full force and effect, and (ii) no event of default shall have occurred and be continuing beyond applicable notice and cure periods, and (iii) the originally-named Tenant and/or any transferee pursuant to a Permitted Transfer shall be in occupancy of the entire Premises and there shall not then be in effect any sublease or subleases with respect to all or any portion of the Premises, other than to any transferee pursuant to a Permitted Transfer (which conditions under clauses (i), (ii) and (ii) above Landlord may waive by written notice to Tenant at any time).

ARTICLE 3
BASIC RENT

3.1 Payment.

(a) Tenant agrees to pay the Basic Rent and Additional Rent to Landlord, or as directed by Landlord, commencing on the Commencement Date, without offset, abatement (except as provided in **Section 11.3** and in **Section 7.6 (b)**) deduction or demand, except that the first full monthly installment of Basic Rent shall be paid upon execution and delivery of this Lease by Tenant. Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, to Landlord at such place as Landlord shall from time to time designate by notice, in lawful money of the United States. In the event that any installment of Basic Rent or any payment of Additional Rent is not paid when due, Tenant shall pay, in addition to any charges under **Section 14.4**, at Landlord's request an administrative fee equal to 5% of the overdue payment. In addition to the foregoing,

if payment of Rent or other charges due under this Lease are not paid within ten (10) days after the date due, such past due amount shall bear interest from the date due until paid at a rate equal to the lesser of (i) a rate equal to 3% plus the prime rate published from time to time in The Wall Street Journal or its successor publication (ii) the highest rate permitted to be charged by applicable Law (the "**Default Interest Rate**"). Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Escalation Charges, Additional Rent or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof.

(b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

ARTICLE 4
CONDITION OF PREMISES

4.1 **Condition of Premises; Initial Improvements**. Except for Landlord's Work, to be performed by Landlord in accordance with the provisions of **Exhibit C**, the Premises are being leased in their present condition, AS IS, WITHOUT REPRESENTATION OR WARRANTY by Landlord. Except for Landlord's Work, Landlord shall have no obligation to perform any alterations or to make any improvements to the Premises to prepare them for Tenant's occupancy. Tenant acknowledges that Tenant has inspected the Premises and Common Facilities and has found the same satisfactory.

ARTICLE 5
USE OF PREMISES

5.1 **Permitted Use**. Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Use and for no other use without Landlord's express written consent. Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building.

5.2 **Installations and Alterations by Tenant**.

(a) Tenant shall make no alterations, additions (including, for the purposes hereof, wall to wall carpeting), or improvements (collectively, "**Alterations**") in or to the Premises (including any Alterations, other than Landlord's Work, necessary for Tenant's initial occupancy of the Premises) or any Base Building Systems serving the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed with respect to non-structural Alterations that do not affect or involve any portion of the Base Building or the Base Building Systems. Any Alterations shall be in accordance with Landlord's Rules and Regulations from time to time in effect and with plans and specifications meeting the

requirements set forth in such Rules and Regulations and approved in advance by Landlord. The Rules and Regulations currently in effect are set forth in **Exhibit F** attached hereto and made a part hereof (including, without limitation Attachments 1 and II to **Exhibit F**). All Alterations shall (i) be performed in a good and workmanlike manner using only new and only quality materials and in compliance with all applicable Laws; (ii) be made at Tenant's sole cost and expense; (iii) become part of the Premises and the property of Landlord upon the expiration or earlier termination of the Term of this Lease unless Landlord otherwise notifies Tenant such Alteration must be removed as provided in **Section 5.2(e)** below; (iv) be made by contractors and subcontractors approved in advance by Landlord; and (v) be coordinated with any work being performed by Landlord in such a manner as not to damage the Building or interfere with the management, maintenance or operation of the Building. At Landlord's request, Tenant shall, before its work is started, secure assurances satisfactory to Landlord in its reasonable discretion protecting Landlord against claims arising out of the furnishing of labor and materials for the Alterations. If any Alterations shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant's Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality. Tenant shall promptly reimburse Landlord for all reasonable costs, including attorneys', architects', engineers', and consultants' fees, incurred by Landlord in connection with any request from Tenant pursuant to this **Section 5.2,** such amount not to exceed $1,500 per request. Tenant acknowledges and agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise. Landlord shall have the right to require that Tenant use Landlord's designated structural contractor and architect for the Building for the design and performance of any Alterations affecting the Structural Elements and/or that Tenant use Landlord's designated fire and life safety contractor and engineer for the Building to perform Tenant's connection to the Building's fire alarm system or any Alterations that affect the fire alarm or fire/life safety systems in the Building.

(b) All articles of personal property and all business and trade fixtures, furniture, moveable partitions, freestanding cabinet work, machinery and equipment owned or installed by Tenant or any party claiming by, through or under Tenant solely at its expense in the Premises (**"Tenant's Removable Property"**) shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration or earlier termination of the Term, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal. Any provision of this Lease to the contrary notwithstanding, Tenant shall be solely responsible for the ordering, delivery and installation of any telephone, telephone switching, telephone and data cabling, and Tenant's Removable Property to be installed by or on behalf of Tenant in the Premises and for the removal of all telephone and data cabling and all other lines installed in the Building by or on behalf of Tenant or anyone claiming by, through or under Tenant at the expiration or earlier termination of the Term of this Lease.

(c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises, the Building or the Property. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant,

such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Tenant agrees to pay promptly when due the entire cost of any work done on behalf of Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to all or any part of the Property and immediately to discharge any such liens which may so attach. If, notwithstanding the foregoing, any lien is filed against all or any part of the Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or its agents, employees or independent contractors, Tenant, at its sole cost and expense, shall cause such lien to be dissolved promptly after receipt of notice that such lien has been filed, by the payment thereof or by the filing of a bond sufficient to accomplish the foregoing. If Tenant shall fail to discharge any such lien within ten (10) days following receipt of notice that such lien has been filed, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys' fees incurred in connection therewith) as Additional Rent payable upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the Event of Default in not discharging such lien. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any alterations, additions or improvements by or on behalf of Tenant to the Premises under this Section, which obligation shall survive the expiration or termination of this Lease.

(d) In the course of any work being performed by Tenant (including, without limitation, the installation or removal of any Tenant's Removable Property), Tenant agrees to use labor compatible with that being employed by Landlord for work in the Building or on the Property or other buildings owned by Landlord or its affiliates (which term, for purposes hereof, shall include, without limitation, entities which control or are under common control with or are controlled by Landlord or, if Landlord is a partnership or limited liability company, by any partner or member of Landlord) and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute or disharmony involving personnel providing services in the Building or on the Property pursuant to arrangements made by Landlord.

(e) . Landlord may, by written notice to Tenant prior to the expiration or earlier termination of the Term of this Lease, require Tenant, at Tenant's expense, to remove any Alterations in the Premises at the expiration or earlier termination of the Term, to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a Building standard tenant improved condition as determined by Landlord. Provided, however, that, upon request by Tenant, Landlord shall specify during its review of plans and specifications for Alterations those Alterations which Landlord will require Tenant to remove upon the expiration of this Lease, and, in such event Tenant shall not be obligated to remove any Alterations included in such plans at the expiration of this Lease other than the Alterations that Landlord shall specify for removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations in the Premises, and return the affected portion of the Premises to a Building standard tenant improved condition as determined by Landlord, then, without limiting Landlord's other rights and remedies, at Landlord's option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of **Article 12**, below, until such work shall be completed, or (B) Landlord may do so and may charge the cost thereof to Tenant.

5.3 **Extra Hazardous Use**. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Property above the standard rate applicable to Premises being occupied for the Permitted Use. If the premium or rates payable with respect to any policy or policies of insurance carried by or on behalf of Landlord with respect to the Property increases as a result of any act or activity on or use of the Premises during the Term or payment by the insurer of any claim arising from any act or neglect of Tenant, its employees, agents, contractors or invitees, Tenant shall pay such increase, from time to time, within fifteen (15) days after demand therefor by Landlord, as Additional Rent.

5.4 **Hazardous Materials**.

(a) Tenant may use materials such as adhesives, lubricants, ink, solvents and cleaning fluids of the kind and in amounts and in the manner customarily found and used in business offices in order to conduct its business at the Premises and to maintain and operate the business machines located in the Premises provided that such materials are used, stored and disposed of by Tenant strictly in accordance with all applicable Laws. Except for the foregoing, Tenant shall not use, store, handle, treat, transport, release or dispose of any other Hazardous Materials on or about the Premises or the Property without Landlord's prior written consent, which Landlord may withhold or condition in Landlord's sole discretion.

(b) Any handling, treatment, transportation, storage, disposal or use of Hazardous Materials by Tenant in or about the Premises or the Property and Tenant's use of the Premises shall comply with all applicable Environmental Laws. Tenant shall, within ten (10) Business Days of Landlord's written request therefor, disclose in writing all Hazardous Materials that are being used by Tenant in the Premises, the nature of such use and the manner of storage and disposal. Without Landlord's prior written consent, Tenant shall not conduct any sampling or investigation of soil or groundwater on the Property to determine the presence of any constituents therein.

(c) Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold Landlord and the Landlord Parties (as hereinafter defined) harmless from and against, any liabilities, losses claims, damages, interest, penalties, fines, attorneys' fees, experts' fees, court costs, remediation costs, and other expenses which result from the use, storage, handling, treatment, transportation, release, threat of release or disposal of Hazardous Materials in or about the Premises or the Property by Tenant or Tenant's agents, employees, contractors or invitees. The provisions of this **paragraph (c)** shall survive the expiration or earlier termination of this Lease.

(d) Tenant shall give written notice to Landlord as soon as reasonably practicable of (i) any communication received by Tenant from any governmental authority concerning Hazardous Materials which relates to the Premises or the Property, and (ii) any Environmental Condition of which Tenant is or becomes aware.

ARTICLE 6
ASSIGNMENT AND SUBLETTING

6.1 Prohibition.

(a) Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting by Tenant or any person acting on behalf of Tenant, without, in each case, the prior written consent of Landlord (all of the foregoing are hereinafter sometimes referred to collectively as "**Transfers**" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "**Transferee**"). Without limiting the foregoing, any agreement pursuant to which: (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant's behalf, all or any portion of the Basic Rent or Additional Rent under this Lease; and/or (y) a third party undertakes or is granted by or on behalf of Tenant the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be a Transfer of this Lease and subject to the provisions of this **Article 6**. A Transfer under this **Article 6** shall also include a sale or other transfer (by one or more transfers) of any of the following: the voting stock, partnership interests, membership or other equity interests in Tenant (or any other mechanism such as the issuance of additional stock or the creation of additional partnership or membership interests) which results in a change of control of Tenant or a sale or other transfer (in one or more transfers) of fifty percent (50%) or more of the assets of Tenant, as if such transfer were an assignment of this Lease. Notwithstanding the foregoing, if equity interests in Tenant at any time are or become traded on a national securities exchange (as defined in the Securities Exchange Act of 1934), the transfer of equity interests in Tenant on a national securities exchange shall not be deemed an assignment within the meaning of this Article; provided, however, that if Tenant is a corporation the outstanding stock of which is listed on a national securities exchange, then any private purchase or buyout of stock shall be deemed a Transfer under this **Article 6**.

(b) Notwithstanding the foregoing, Landlord's consent shall not be required under **Section 6.1(a)** and **Section 6.4** and **Section 6.5** shall not apply to either (x) transactions with an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant's assets are transferred, or (y) transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant; provided and only on condition that in any such event:

(i) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the greater of (1) the Tangible Net Worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the Tangible Net Worth of Tenant herein named on the date of this Lease,

(ii) proof satisfactory to Landlord of the Tangible Net Worth of both the transferee and Tenant shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction,

(iii) the transfer is for a valid business purpose of Tenant and is not a subterfuge for the provisions of this **Article 6**, and

(iv) the transferee agrees directly with Landlord, by written instrument in form satisfactory to Landlord in its reasonable discretion, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting.

6.2 Landlord's Consent.

(a) If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "**Transfer Notice**") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred, (iii) all of the terms of the proposed Transfer and the consideration therefor, including the name and address of the proposed Transferee, and an executed copy of all documentation effectuating the proposed Transfer, including all operative documents to evidence such Transfer and all agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Premises. Landlord agrees to respond to Tenant's Transfer Notice indicating whether Landlord's consent is being granted or denied within thirty (30) days of the date of delivery thereof.

(b) In the event Landlord does not exercise its options pursuant to **Section 6.5** below to recapture the Premises or terminate this Lease in whole or in part, Landlord's consent to a proposed Transfer shall not be unreasonably withheld, conditioned or delayed, provided and upon condition that:

(i) There shall not be an Event of Default that remains uncured beyond any applicable notice and cure period;

(ii) In Landlord's reasonable judgment the proposed Transferee is engaged in a business which is in keeping with the then standards of the Building and Property and the proposed use is limited to the Permitted Use;

(iii) The proposed Transferee is a reputable entity and has sufficient financial worth and stability in light of the responsibilities to be undertaken, based on evidence provided by Tenant (and others) to Landlord, as determined by Landlord in its reasonable discretion;

(iv) Neither (A) the proposed Transferee nor (B) any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, is then an occupant of any part of the Property;

(v) The proposed Transferee is not a person or entity with whom Landlord is then, or during the preceding nine (9) months has been, actively negotiating to lease space at the Property;

(vi) The proposed Transfer shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this **Article 6**;

(vii) Tenant shall not have advertised or publicized in any way the availability of the Premises at rental rate less than the basic rent and additional rent at which Landlord is then offering to lease other space located in the Building without prior notice to and approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;

(viii) With respect to a proposed sublease, the proposed sublease involves, in Landlord's reasonable judgment, a portion of the Premises which is independently leasable space;

(ix) With respect to and after taking into account a proposed sublease, there will not be more than two (2) different entities (including Tenant) occupying the Premises;

(x) The character of the business to be conducted or the proposed use of the Premises by the proposed Transferee or the identity of the proposed Transferee will not create or increase the likelihood of any labor disputes, disharmony, strikes or any other form of protests occurring at the Property;

(xi) The proposed Transfer shall not have (or potentially have) any adverse effect on any real estate investment trust qualification requirements of Landlord or any of its affiliates or otherwise cause Landlord or any of its affiliates to be in violation of any Laws to which Landlord or such affiliate is subject, including, without limitation, the Employment Retirement Security Act of 1974;

(xii) The holder of any Superior Mortgage and/or Superior Lease, as applicable, consents to such Transfer; and

(xiii) Neither the identity nor business of the proposed Transferee would cause Landlord to be in violation of any covenant or restriction contained in another lease at the Property.

6.3 **Acceptance of Rent**. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than Tenant, whether or not in violation of the terms and conditions of the Lease, Landlord may, at any time and from time to time, collect rent and other charges from the Transferee, and apply the net amount collected to the rent and other

charges herein reserved, but no such Transfer, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the Transferee as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular Transfer or other act for which Landlord's consent is required under **paragraph (a)** of **Section 6.1** shall not in any way diminish the prohibition stated in **paragraph (a)** of **Section 6.1** as to any further such Transfer or other act or the continuing liability of the original named Tenant. No Transfer hereunder shall relieve Tenant from its obligations hereunder, and Tenant shall remain fully and primarily liable therefor. Landlord may revoke any consent by Landlord to a particular Transfer if the Transfer does not provide that the Transferee agrees to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed.

6.4 **Excess Payments**. If Tenant assigns this Lease or sublets the Premises or any portion thereof, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the amount, if any, by which (a) any and all compensation received by Tenant as a result of such Transfer, net only of reasonable expenses actually incurred by Tenant in connection with such Transfer for brokerage commissions, improvement expenses and allowances (prorated over the term of the Transfer), exceeds (b) in the case of an assignment, the Basic Rent and Additional Rent under this Lease, and in the case of a subletting, the portion of the Basic Rent and Additional Rent allocable to the portion of the Premises subject to such subletting. Such payments shall be made on the date the corresponding payments under this Lease are due. Notwithstanding the foregoing, the provisions of this Section shall impose no obligation on Landlord to consent to an assignment of this Lease or a subletting of all or a portion of the Premises.

6.5 **Landlord's Recapture Right**. Notwithstanding anything herein to the contrary, in addition to withholding or granting consent with respect to any proposed Transfer, Landlord shall have the right, to be exercised in writing within twenty (20) days after receipt of a Transfer Notice, to terminate this Lease (in the event of a proposed assignment) or recapture that portion of the Premises to be subleased (in the event of a proposed sublease). In the case of a proposed assignment, this Lease shall terminate as of the date (the "**Recapture Date**") which is the later of (a) forty-five (45) days after the date of Landlord's election, and (b) the proposed effective date of such Transfer, as if such date were the last day of the Term of this Lease. In the event that Landlord shall terminate the Lease pursuant to this **Section 6.5**, the Lease shall terminate effective on the Recapture Date as if that date were the expiration date of the Lease and neither party shall be liable for any obligations under the Lease accruing or arising after the Recapture Date except for such obligations as shall survive the termination or expiration of the Lease. If Landlord exercises the rights under this **Section 6.5** in connection with a proposed sublease, this Lease shall be deemed amended to eliminate the proposed sublease premises from the Premises as of the Recapture Date, and thereafter all Basic Rent and Escalation Charges shall be appropriately prorated to reflect the reduction of the Premises as of the Recapture Date.

6.6 **Further Requirements**. Tenant shall reimburse Landlord on demand, as Additional Rent, for any out-of-pocket costs (including reasonable attorneys' fees and expenses) incurred by Landlord in connection with any actual or proposed assignment or sublease or other act described in **paragraph (a)** of **Section 6.1**, whether or not consummated, including the costs

of making investigations as to the acceptability of the proposed assignee or subtenant which costs shall not exceed $2,500.00 in any one instance, provided that Tenant executes Landlord's standard form of consent with only minor edits. Any sublease to which Landlord gives its consent shall not be valid unless and until Tenant and the sublessee execute a consent agreement in form and substance satisfactory to Landlord in its reasonable discretion and a fully executed counterpart of such sublease has been delivered to Landlord. Any sublease shall provide that: (i) the term of the sublease ends no later than one day before the last day of the Term of this Lease; (ii) such sublease is subject and subordinate to this Lease; (iii) Landlord may enforce the provisions of the sublease, including collection of rents; and (iv) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its sole discretion and option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord, but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord's written consent or by any previous prepayment of more than one month's rent.

ARTICLE 7
RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD

7.1 Landlord Repairs.

(a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, the Base Building and Base Building Systems (but specifically excluding any supplemental heating, ventilation or air conditioning equipment or systems exclusively serving the Premises installed at Tenant's request or as a result of Tenant's requirements in excess of Building standard design criteria ("**Supplemental HVAC**")), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors. The Base Building Systems insofar as they affect the Premises shall be in good operating condition upon delivery of the Premises to Tenant. With the exception of any Supplemental HVAC, Landlord agrees to make any necessary repairs to or replacements of the heating, ventilation and air-conditioning system serving the Premises ("**HVAC**") including the distribution portions of the HVAC system within the Premises which may be required during the Term of this Lease. All Landlord shall also keep and maintain all Common Facilities in a good and clean order, condition and repair, free of snow and accumulation of dirt and rubbish and with reasonable treatment of ice on driveways and pedestrian walkways, and shall keep and maintain all landscaped areas on the Property in a neat and orderly condition. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this **Section 7.1** provided, unless expressly provided otherwise in this Lease.

(b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this **Section 7.1** or elsewhere in this

Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

7.2 <u>Tenant Repairs; Compliance with Laws</u>.

(a) Tenant shall keep and maintain the Premises and the Improvements, fixtures and appurtenances therein or thereon (including, without limitation, electrical and mechanical systems not considered part of the Base Building Systems or any portion of such systems that have been installed for the exclusive use and benefit of Tenant such as additional HVAC equipment, hot water heaters, electronic, data, phone, and other telecommunications cabling and related equipment, and security or telephone systems for the Premises), neat and clean and in good order, condition and repair, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain; and Tenant shall surrender the Premises, at the end of the Term, in such condition. Subject to **Section 10.4** regarding waiver of subrogation, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant, or its employees, contractors or invitees (including any damage by fire or other casualty arising therefrom).

(b) Tenant shall comply with all Laws from time to time in effect and all directions, rules and regulations of governmental agencies having jurisdiction, and the standards recommended by the local Board of Fire Underwriters applicable to the Premises and Tenant's use and occupancy thereof and its business and operations therein, and shall, at Tenant's expense, obtain all permits, licenses and the like required thereby. Notwithstanding the foregoing, Tenant shall not be obligated to make structural repairs or alterations to the Premises in order to comply with any Laws unless the need for such repairs or alterations arises from (i) the specific manner and nature of Tenant's use or occupancy of the Premises, as distinguished from mere general office use, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of the Tenant, including, without limitation, the performance of any Alterations made by Tenant, or (iv) a breach by Tenant of any provisions of this Lease. Any of the foregoing conditions caused by any employee, agent, contractor, or subtenant of Tenant or any other party claiming by, through, or under Tenant shall be attributable to Tenant for purposes of this Lease. Tenant shall also be responsible for the cost of compliance with all present and future Laws in respect of the Building to the extent arising from any of the causes set forth in **clauses (i)** through **(iv)** above of this **Section 7.2(b)**, in which event Tenant shall be responsible to perform, at Tenant's sole cost and expense, such repairs or alterations, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen.

(c) If repairs are required to be made by Tenant pursuant to the terms hereof, and Tenant fails to make the repairs, upon not less than ten (10) days' prior written notice to Tenant (except that no notice shall be required in the event of an emergency), Landlord may make or cause such repairs to be made (but shall not be required to do so), and the provisions of **Section 14.4** shall be applicable to the costs thereof. Landlord shall not be responsible to Tenant

for any loss or damage whatsoever that may accrue to Tenant's stock or business by reason of Landlord's making such repairs.

7.3 Floor Load - Heavy Machinery.

(a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load that such floor was designed to carry, or such lower limit as may be proscribed by applicable Law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

(b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's license to do such work, and that all work in connection therewith shall comply with applicable Laws. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4 Utility Services.

(a) Landlord shall, on all Business Days from 7:00 a.m. to 6:00 p.m. and on Saturday from 8:00 a.m. to 1:00 p.m., furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 140 square feet of usable area and an electrical load not exceeding 2.5 watts per usable square foot. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord may furnish such service and Tenant shall pay therefor the actual costs of such additional services upon demand as Additional Rent. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, and the cost of such supplementary systems shall be payable by Tenant to Landlord upon demand as Additional Rent.

(b) Landlord shall supply electricity to the Premises for lighting and normal office machines at base building standard receptacles for standard single phase 120 volt alternating current, and Tenant agrees in its use of the Premises (i) not to exceed such requirements, and (ii) that its total connected lighting load it will not exceed the maximum from time to time permitted under applicable governmental regulations. If, without in any way derogating from the foregoing limitation, Tenant shall require electricity in excess of the requirements set forth above, Tenant shall notify Landlord and Landlord may (without being obligated to do so) supply such additional service or equipment at Tenant's sole cost and

expense. Landlord shall purchase and install, at Tenant's expense, all lamps, tubes, bulbs, starters and ballasts. There is a separate electrical meter in the Premises for the purpose of measuring Tenant's use and consumption of electricity in the Premises and Tenant shall make direct payment to the utility provider for any electricity used or consumed in the Premises

(c) In order to assure that the foregoing requirements are not exceeded and to avert possible adverse effect on the Building's electric system, Tenant shall not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electric distribution system drawing more than 15 amps at 120/208 volts. If Tenant has special equipment (such as computers, servers and reproduction equipment) that uses either 3 phase electric power or a voltage other than 120 volts, or any other electrical usage in excess of 3.0 watts per usable square foot of the Premises, Landlord may, at its option, require such usage to be separately metered or check metered, at Tenant's sole cost and expense, and invoiced or billed separately to Tenant by Landlord or the applicable utility provider, as applicable. All charges to Tenant under this paragraph shall be due and payable as Additional Rent within thirty (30) days after receiving Landlord's invoice therefor.

(d) In the event any governmental entity promulgates or revises any Law, or issues mandatory controls relating to the use or conservation of energy, water, gas, light or electricity, or the provision of any other utility or service furnished by Landlord in the Building, Landlord may take any appropriate action to comply with such provision of Law or mandatory controls, including the making of alterations to the Building, subject, however, to the terms and conditions of this Lease. Neither Landlord's actions nor its failure to act shall entitle Tenant to any damages, abate or suspend Tenant's obligation to pay Basic Rent, Escalation Charges and Additional Rent or constitute or be construed as a constructive or other eviction of Tenant except as otherwise specifically set forth herein.

7.5 Other Services.

Landlord shall also provide:

(a) Passenger elevator service from the existing passenger elevator system in common with Landlord, other tenants and occupants of the Building, and others entitled thereto; the right to use the freight elevator subject to the terms of this Lease and the Rules and Regulations established by Landlord from time to time.

(b) Warm water for lavatory purposes and cold water (at temperatures supplied by the city in which the Property is located) for drinking, lavatory and toilet purposes. Such water shall be made available from the main connection point for such service on the floor on which the Premises is located and the distribution of water within the Premises shall be provided by Tenant. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof as Additional Rent upon demand and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and

in the event Tenant fails timely to make any such payment, Landlord may pay such charges and collect the same from Tenant upon demand as Additional Rent.

(c) Cleaning and janitorial services to the Premises on Business Days, including any bathrooms located within the Premises, provided the same are kept in order by Tenant, substantially in accordance with the cleaning standards from time to time in effect for the Building.

(d) Access to the Premises at all times, subject to security and safety precautions from time to time in effect, if any, and subject always to restrictions based on emergency conditions.

Landlord may from time to time, but shall not be obligated to, provide one or more attendants in or about the lobby of the Building, and the costs of such services shall constitute Operating Expenses in accordance with the provisions of **Article 9** hereof. Tenant expressly acknowledges and agrees that, if provided: (i) such attendants shall not serve as police officers, and will be unarmed, and will not be trained in situations involving potentially physical confrontation; and (ii) such attendants will be solely an amenity to tenants of the Building for purposes such as assisting visitors and invitees of tenants and others in the Building, monitoring fire control and alarm equipment, and summoning emergency services to the Building as and when needed, and not for the purpose of securing any individual tenant premises or guaranteeing the physical safety of Tenant's Premises or of Tenant's employees, agents, contractors or invitees. If and to the extent that Tenant desires to provide security for the Premises or for such persons or their property, Tenant shall be responsible for so doing, after having first consulted with Landlord and after obtaining Landlord's consent, which shall not be unreasonably withheld. Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of Tenant's property, and for that of Tenant's employees, agents, contractors and invitees, and, without in any way limiting the operation of **Article 10** hereof, Tenant, for itself and its agents, contractors, invitees and employees, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee, except to the extent caused by Landlord's negligence or willful misconduct. Tenant agrees that, as between Landlord and Tenant, it is Tenant's responsibility to advise its employees, agents, contractors and invitees as to necessary and appropriate safety precautions.

7.6 **Interruption of Service**. (a) Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, or other portions of the Property, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord reasonably exercised desirable or necessary, or when prevented from supplying such services or use due to any act or neglect of Tenant or Tenant's agents employees, contractors or invitees or any person claiming by, through or under Tenant or by Force Majeure, including, but not limited to, strikes, lockouts, difficulty in obtaining materials, accidents, laws or orders, or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall

or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Failure or omission on the part of Landlord to furnish any of the foregoing services or use as provided in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

(b) Notwithstanding anything contained in this Lease to the contrary, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur as a result of the negligence or willful misconduct of Landlord, its agents, contractors, or employees, except any of the same due to any act or neglect of Tenant or Tenant's agents employees, contractors or invitees or any person claiming by, through or under Tenant (any such repair, negligence, or willful misconduct, or interruption of an Essential Service being hereinafter referred to as a "Service Interruption"), and (ii) such Service Interruption continues for more than five (5) consecutive Business Days after Landlord shall have received notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant's normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day's Basic Rent and Escalation Charges for each day during which such Service Interruption continues after such five (5) Business Day period; provided, however, if the entire Premises have not been rendered unusable by the Service Interruption, the amount of abatement shall be equitably prorated. The rights granted to Tenant under this paragraph (b) shall be Tenant's sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term "Essential Services" shall mean the following services: access to the Premises, water and sewer/septic service and electricity, air conditioning and heating, but only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. Any abatement of Basic Rent and Escalation Charges under this paragraph shall apply only with respect to Basic Rent and Escalation Charges allocable to the period after each of the conditions set forth in subsections (i) through (iii) hereof shall have been satisfied and only during such times as each of such conditions shall exist.

ARTICLE 8
REAL ESTATE TAXES

8.1 <u>Payments on Account of Real Estate Taxes</u>.

(a) "**Tax Year**" shall mean a twelve-month period commencing on July 1 and falling wholly or partially within the Term, and "**Taxes**" shall mean (i) all taxes, assessments (special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term, imposed or levied upon or assessed against the Property or any portion thereof, or against any Basic Rent, Additional Rent or other rent of any kind or nature payable to Landlord by anyone on account of the ownership, leasing or operation of the Property, or which arise on account of or in respect of the ownership,

development, leasing, operation or use of the Property or any portion thereof; (ii) all gross receipts taxes or similar taxes imposed or levied upon, assessed against or measured by any Basic Rent, Additional Rent or other rent of any kind or nature or other sum payable to Landlord by anyone on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; (iii) all value added, use and similar taxes at any time levied, assessed or payable on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; and (iv) reasonable expenses of any proceeding for abatement of any of the foregoing items included in Taxes; but the amount of special taxes or special assessments included in Taxes shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such Taxes are being determined. There shall be excluded from Taxes all income, estate, succession, inheritance and transfer taxes of Landlord; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that a capital levy, franchise, income, profits, sales, rental, use and occupancy, or other new or additional tax or charge shall in whole or in part be substituted for, or added to, such ad valorem tax and levied against, or be payable by, Landlord with respect to the Property or any portion thereof, such tax or charge shall be included in the term "**Taxes**" for the purposes of this Article.

(b) In the event that Taxes during any Tax Year shall exceed Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) such excess Taxes multiplied by (ii) Tenant's Proportionate Share, such amount to be apportioned for any portion of a Tax Year in which the Commencement Date falls or the Term expires. If and to the extent the Building is part of a larger project or development and Taxes are not separately allocated by the taxing authority among the various buildings in such project or development, Landlord shall, in accordance with its good faith business judgment, allocate to the Building for each Tax Year or portion thereof during the Term an equitable portion of such Taxes.

(c) Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant's required payment, as reasonably estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payment on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.

8.2 Abatement. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year all or any portion of which falls within the

Term, then out of any balance remaining thereof after deducting Landlord's expenses in obtaining such refund, Landlord shall, provided there does not then exist an Event of Default, credit an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest, and apportioned if such refund is for a Tax Year a portion of which falls outside the Term,) multiplied by Tenant's Proportionate Share against the monthly installments of Escalation Charges next due under this Lease (or refund such amount to Tenant if the Term has ended and Tenant has no further obligations to Landlord); provided, that in no event shall Tenant be entitled to a credit in excess of the payments made by Tenant on account of Taxes for such Tax Year pursuant to **paragraph (b)** of **Section 8.1** or to receive any payments or abatement of Basic Rent if Taxes for any year are less than Base Taxes or if Base Taxes are abated. If the Taxes comprising Base Taxes are reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall for all purposes be deemed to be the Base Taxes and Landlord shall give notice to Tenant of the corrected amount of Base Taxes and the amount of any additional payments due from Tenant under this **Article 8**.

ARTICLE 9
OPERATING EXPENSES

9.1 **<u>Definitions</u>**. "**Operating Year**" shall mean each calendar year all or any part of which falls within the Term, and "**Operating Expenses**" shall mean the aggregate costs and expenses incurred by Landlord with respect to the operation, administration, cleaning, insuring, repair, maintenance and management of the Property, including, without limitation, the costs and expenses set forth in **<u>Exhibit E</u>** attached hereto, provided that if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of the Building was occupied by tenants or Landlord was not supplying all tenants with the services being supplied under this Lease, actual Operating Expenses incurred shall be extrapolated reasonably by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Operating Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Operating Year.

9.2 **<u>Tenant's Payment of Operating Expenses</u>**.

(a) In the event that for any Operating Year Operating Expenses shall exceed Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) such excess Operating Expenses multiplied by (ii) Tenant's Proportionate Share, such amount to be apportioned for any portion of an Operating Year in which the Commencement Date falls or the Term of this Lease ends.

(b) Estimated payments by Tenant on account of Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payment, as reasonably estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of

Operating Expenses for such Operating Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant's required payment on account thereof for such Operating Year according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.

(c) Any such accounting by Landlord shall be binding and conclusive upon Tenant unless within sixty (60) days after the giving by Landlord of such accounting Tenant shall notify Landlord that Tenant disputes the correctness of such accounting, specifying the particular respects in which the accounting is claimed to be incorrect. If Tenant timely sends a notice to Landlord disputing the accounting received from Landlord, Tenant may, at Tenant's sole cost and expense, undertake an audit of such of Landlord's books as are directly relevant to the Operating Expense accounting for the Operating Year in question, provided and on condition that (i) there is then no uncured Event of Default under this Lease, (ii) Tenant has made all payments of Escalation Charges billed or invoiced by Landlord as of the date of the audit, (iii) the audit is performed only by Tenant's employees, internal accounting department or an independent certified public accounting firm reasonably approved by Landlord and whose fee or other compensation is fixed by contract and is in no manner computed or determined based upon the results of the audit, (iv) both Tenant and its examiners execute and deliver to Landlord a confidentiality agreement in form and substance reasonably acceptable to Landlord whereby such parties expressly agree to maintain the results of such audit in strict confidence, and (v) such audit is commenced and completed and the results thereof delivered to Landlord within sixty (60) days following the date Landlord makes its books available to Tenant. If Tenant fails to timely deliver a dispute notice to Landlord, or fails to complete its audit and deliver the results thereof to Landlord within the applicable sixty (60) day period, then, in either of such events, Landlord's accounting shall be binding and conclusive upon Tenant for all purposes of this Lease. If it is finally agreed by the parties that Landlord has overstated Tenant's share of excess Operating Expenses, Landlord shall credit the amount of such overstatement against the monthly installments of Escalation Charges next due under this Lease (or refund such amount to Tenant if the Term has ended and Tenant has no further obligations to Landlord under this Lease). If the audit demonstrates that Landlord has not overstated Escalation Charges, then Landlord may invoice Tenant for any amount by which Tenant's Escalation Charges under this **Section 9.2** was understated, which invoice shall be payable by Tenant within thirty (30) days after receipt.

ARTICLE 10
INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1 <u>Tenant's Indemnity</u>. Except to the extent arising from the gross negligence or willful misconduct of Landlord or its agents or employees, Tenant shall defend with counsel first approved by Landlord, save harmless, and indemnify Landlord and Landlord's managing agent, beneficiaries, partners, members, shareholders, subsidiaries, officers, directors, agents, trustees and employees ("**Landlord Parties**") from and against all claims, losses, cost, damages, any

liability or expense of whatever nature arising from injury, loss, accident or damage to any person or property, arising from or claimed to have arisen (a) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (b) from the omission, fault, willful act, negligence or other misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees, (c) in connection with Tenant's use of the Premises or any business conducted therein or any work done or condition created in the Premises by Tenant, its agent, employees or contractors, or anyone claiming by, through or under Tenant, or (d) the failure of Tenant to perform and discharge its covenants and obligations under this Lease and, in any case, occurring after the Commencement Date (or such earlier date as of which Tenant takes possession of the Premises) until the expiration of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or any proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

Except to the extent arising from the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees, beneficiaries, partners, members, shareholders, subsidiaries, officers, directors, and trustees, subject to waivers of claims and rights of subrogation as set forth in Section 10.5 hereof and to the limitations of liability set forth in Section 15.3, Landlord shall defend with counsel first reasonably approved by Tenant, save harmless, and indemnify Tenant from and against all claims, losses, cost, damages, any liability or expense of whatever nature arising from injury, loss, accident or damage to any person or property to the extent arising from the gross negligence or willful misconduct of Landlord or any Landlord Parties, and, in any case, occurring after the date of this Lease until the expiration of the Term of this Lease.

The provisions of this **Section 10.1** shall survive the expiration or earlier termination of this Lease.

10.2 <u>Tenant Insurance</u>. Tenant agrees to maintain, at Tenant's expense, in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, (a) a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) in at least the amounts of the Initial General Liability Insurance specified in **Section 1.1** or such greater amounts as Landlord in its reasonable discretion shall from time to time request, under which Tenant is named as an insured and Landlord, and, at Landlord's request, Landlord's property manager, any Superior Mortgagee and Superior Lessor, and such other persons as Landlord reasonably may request are named as additional insureds, (b) special form (formerly known as "all risk") property insurance on a "replacement cost" basis, insuring Tenant's Removable Property and any alterations, additions and improvements located from time to time in the Premises, whether made by Tenant pursuant to **Article 5** or otherwise existing in the Premises as of the Commencement Date (such alterations, additions and improvements collectively the "**Improvements**"), (c) workers' compensation insurance with statutory limits, (d) employer's liability insurance with the following limits: bodily injury by disease per person $1,000,000.00; bodily injury by accident policy limit $1,000,000.00; bodily injury by disease

policy limit $1,000,000.00, (e) business automobile liability insurance including owned, hired and non-owned automobiles, in an amount not less than One Million Dollars ($1,000,000) combined single limit per occurrence, with such commercially reasonable increases as Landlord may require from time to time, and (f) business interruption insurance insuring interruption or stoppage of Tenant's business at the Premises for a period of not less than twelve (12) months. Tenant may satisfy such insurance requirements by including the Premises in a so-called "blanket" and/or "umbrella" insurance policy, provided that the amount of coverage allocated to the Premises is pursuant to a "per location" endorsement shall fulfill the requirements set forth herein. Tenant's insurance shall be primary to, and not contributory with any insurance carried by Landlord, whose insurance shall be considered excess only. Each policy required hereunder shall be non-cancelable and non-amendable with respect to Landlord and Landlord's said designees without thirty (30) days' prior notice. The policies of insurance required to be maintained by Tenant hereunder shall be issued by companies domiciled in the United States and qualified and licensed to conduct business in the state in which the Property is located, and shall be rated A:X or better in the most current issue of Best's Key Rating Guide (or any successor thereto). At all times during the Term, such insurance shall be maintained, and Tenant shall cause a current and valid certificate of such policies to be deposited with Landlord. If Tenant fails to have a current and valid certificate of such policies on deposit with Landlord at all times during the Term and such failure is not cured within three (3) Business Days following Tenant's receipt of notice thereof from Landlord, Landlord shall have the right, but not the obligation, to obtain such an insurance policy, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance within ten (10) days after Tenant's receipt of Landlord's request for payment thereof. Tenant's insurance policies shall not include deductibles in excess of Five Thousand Dollars ($5,000.00).

10.3 **Tenant's Risk**. Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant's own risk. Landlord shall not be liable to Tenant, its employees, agents, invitees or contractors for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to Tenant's business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Property, any fire, robbery, theft, mysterious disappearance and/or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building, unless due to the gross negligence or willful misconduct of Landlord or Landlord's agents, contractors or employees. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of Tenant, and neither Landlord nor Landlord's insurers shall in any manner be held responsible therefor. Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise. Notwithstanding the foregoing, Landlord shall not be released from liability for any injury, loss, damages or liability to the extent arising from any gross negligence or willful misconduct of Landlord, its servants, employees or agents acting within the scope of their authority on or about the Premises; provided, however, that in no event shall Landlord, its servants, employees or agents have any liability to Tenant based on any loss with respect to or

interruption in the operation of Tenant's business. The provisions of this **Section 10.3** shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during any additional period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4 Landlord's Insurance. Landlord shall maintain, as a part of Operating Expenses, special form property insurance on the Building in such amounts and subject to such deductibles as Landlord may reasonably determine. Such insurance shall be maintained with an insurance company selected by Landlord or a Superior Mortgagee, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the Superior Mortgagee from time to time. Additionally, Landlord may maintain such additional insurance, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. The cost of all such additional insurance shall also be part of the Operating Expenses. Any or all of Landlord's insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties or by Landlord's or any affiliate of Landlord's program of self-insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.

10.5 Waiver of Subrogation. Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to or at the Premises or the Property or any personal property of such party therein or thereon by reason of fire, the elements, or any other cause which is covered, or would have been covered, by the insurance coverages required to be maintained by Landlord and Tenant, respectively, under this Lease, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees. Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties with respect thereto. The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause that shall provide that such party's insurer waives any right of recovery against the other party in connection with any such loss or damage.

ARTICLE 11
FIRE, EMINENT DOMAIN, ETC.

11.1 Landlord's Right of Termination. If the Premises or the Building are substantially damaged (the term "substantially damaged" meaning damage of such a character that the same cannot, in the ordinary course, reasonably be expected to be repaired within sixty (60) days from the time that repair work would commence) by fire or other casualty (each, a "**Casualty**"), then Landlord shall have the right to terminate this Lease by giving notice of Landlord's election so to do within ninety (90) days after the occurrence of such Casualty, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance or interruption of business arising from any Casualty.

11.2 Restoration; Tenant's Right of Termination.

(a) If the Building or the Premises shall be partially or totally damaged or destroyed by a Casualty and if this Lease is not terminated as provided in this **Article 11**, then (i) Landlord shall repair and restore the Building and the Premises (but excluding Tenant's Removable Property and the Improvements (**"Landlord's Restoration Work"**) with reasonable dispatch (but Landlord shall not be required to perform the same on an overtime or premium pay basis) after notice to Landlord of the Casualty and the collection of the insurance proceeds attributable to such Casualty, and (ii) Tenant shall repair and restore in accordance with **Section 5.2** all of Tenant's Removable Property and the Improvements (**"Tenant's Restoration Work"**) with reasonable dispatch after the Casualty. Notwithstanding anything to the contrary contained herein, if in Landlord's sole discretion it would be appropriate for safety reasons, health reasons or the efficient operation or restoration of the Building or the Premises for Landlord to perform all or a portion of Tenant's Restoration Work on behalf of Tenant, then (x) Landlord shall give Tenant a written notice specifying the portion of Tenant's Restoration Work to be performed by Landlord (the **"Specified Restoration Work"**), (y) Landlord shall perform the Specified Restoration Work, and (z) Tenant shall pay to Landlord within ten (10) days following the giving of Landlord's written demand therefor (or Landlord shall retain from the insurance proceeds paid to Landlord in accordance with the last sentence of this **Section 11.2(a)**) the cost of such Specified Restoration Work. The proceeds of insurance covering Tenant's Removable Property and the Improvements shall be paid to Landlord, and, unless Landlord restores Tenant's Removable Property and the Improvements as part of the Specified Restoration Work, upon the completion of the repair and restoration of Tenant's Removable Property and the Improvements and the reoccupancy of the Premises by Tenant, Landlord shall disburse to Tenant the proceeds of insurance maintained by Tenant covering Tenant's Removable Property and the Improvements up to the amount so expended by Tenant.

(b) If all or part of the Premises is damaged or destroyed by a Casualty, and neither party elects to exercise its termination right under this **Article 11** (or if no such termination rights are triggered), Landlord may, by written notice to Tenant given within thirty (30) days after the date of such Casualty, relocate Tenant to available space in the Building which is comparable to the Premises (the **"Interim Space"**) during the restoration of the Premises, provided (i) Landlord shall pay the reasonable and actual costs to move Tenant's moveable fixtures, furniture and equipment into the Interim Space, and back into the Premises after restoration, to the extent not covered by Tenant's insurance, (ii) the square footage of the Interim Space shall not be less than ninety percent (90%) of the Premises Rentable Area, (iii) the Interim Space shall be reasonably suitable for the conduct and operation of Tenant's business, and (iv) upon occupancy of the Interim Space, Tenant shall pay Landlord Rent for the Interim Space at the same per square foot rental rate as is then applicable under this Lease, adjusted to reflect the actual square footage of the Interim Space (but which Rent shall not exceed the Rent for the Premises). If Landlord exercises the foregoing option, Tenant shall relocate from the Premises to the Interim Space within thirty (30) days after receipt of Landlord's notice; and Tenant shall relocate from the Interim Space to the restored Premises within thirty (30) days after Landlord notifies Tenant that the restoration of the Premises has been substantially completed.

(c) Landlord shall not carry any insurance on Tenant's Removable Property or on the Improvements (including without limitation any Landlord's Work performed in connection with this Lease) that constitute part of Tenant's Restoration Work and shall not be obligated to repair or replace Tenant's Removable Property or such Improvements (whether or

not installed by or at the expense of Landlord). Tenant shall look solely to its insurance for recovery of any damage to or loss of Tenant's Removable Property and any Improvements. Tenant shall notify Landlord promptly of any casualty in the Premises. In the event of a partial or total destruction of the Premises, Tenant shall as soon as practicable (but no later than five (5) Business Days after receiving a notice from Landlord) remove any and all of Tenant's Removable Property from the Premises or the portion thereof destroyed, as the case may be, and if Tenant does not promptly so remove Tenant's Removable Property, Landlord, at Tenant's expense, may discard the same or may remove Tenant's Removable Property to a public warehouse for deposit or retain the same in its own possession and at its discretion may sell the same at either public auction or private sale, the proceeds of which shall be applied first to the expenses of removal, storage and sale, second to any sums owed by Tenant to Landlord, with any balance remaining to the paid to Tenant; if the expenses of such removal, storage and sale shall exceed the proceeds of any sale, Tenant shall pay such excess to Landlord upon demand. Tenant shall be solely responsible for arranging for any visits to the Premises by Tenant's insurance adjuster that may be desired by Tenant prior to the removal of Tenant's Removable Property by Tenant or Landlord, as provided in this **Section 11.2(c)**, or the performance by Landlord of Landlord's Restoration Work or the Specified Restoration Work and Landlord shall be under no obligation to delay the performance of same, nor shall Landlord have any liability to Tenant in the event that Tenant fails to do so. Tenant shall promptly permit Landlord access to the Premises for the purpose of performing Landlord's Restoration Work and, if applicable, the Specified Restoration Work.

(d) Within ninety (90) days after the occurrence of any Casualty affecting the Premises, Landlord shall deliver to Tenant a written estimate from a reputable contractor, architect or engineer designated by Landlord as to the probable length of time that will be necessary to substantially complete Landlord's Restoration Work. If such time estimate exceeds nine (9) months from the date that repair work would commence, Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after receipt of such estimate (time being of the essence with respect to the giving of such notice by Tenant). If Tenant is entitled pursuant to the terms of this **Section 11.2(d)** to terminate this Lease and Tenant fails to deliver a termination notice to Landlord within the thirty (30) day period set forth herein, Tenant will be deemed to have waived Tenant's rights under this **Section 11.2(d)** to terminate the Lease on account of such Casualty. The provisions of this Section are in lieu of any statutory termination provisions allowable in the event of a Casualty.

(e) If this Lease is terminated under any of the provisions of this **Article 11** as a result of a Casualty, Landlord shall be entitled to retain for its benefit the proceeds of insurance maintained by Tenant on the Improvements. This **Section 11.2** shall be deemed an express agreement governing any damage or destruction of the Premises by fire or other casualty, and any law providing for a contingency in the absence of an express agreement, now or hereafter in force, shall have no application.

11.3 <u>Abatement of Rent</u>. If the Premises is damaged by a Casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period from the date of such fire or other casualty until the earlier of (a) the date that Landlord substantially completes Landlord's Restoration Work (provided that if Landlord would have completed Landlord's Restoration Work at an earlier date but for Tenant having failed to cooperate with Landlord in

effecting such Work or collecting insurance proceeds, then the Premises shall be deemed to have been repaired and restored on such earlier date and the abatement shall cease), or (b) the date Tenant or other occupant reoccupies any portion of the Premises (in which case the Basic Rent and Escalation Charges allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy). Notwithstanding any provision contained in this Lease to the contrary, (i) there shall be no abatement with respect to any portion of the Premises which has not been rendered untenantable by reason of fire or other casualty and which is accessible, whether or not other portions of the Premises are untenantable, and (ii) any abatement of Basic Rent or Escalation Charges applicable to any portion of the Premises which was rendered untenantable by reason of a casualty shall cease on the earliest of the dates referred to in clauses (a) or (b) of the preceding sentence provided such portion is accessible, whether or not other portions of the Premises remain untenantable. Landlord's determination of the date Landlord's Restoration Work to the Premises shall have been substantially completed shall be controlling unless Tenant disputes same by notice to Landlord given within ten (10) days after such determination by Landlord, and pending resolution of such dispute, Tenant shall pay Basic Rent and Escalation Charges in accordance with Landlord's determination. Notwithstanding the foregoing, if by reason of any act or omission by Tenant, any subtenant or any of their respective partners, directors, officers, servants, employees, agents or contractors, Landlord, any Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to the casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Basic Rent or of Escalation Charges.

11.4 <u>Eminent Domain</u>.

(a) If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance or interruption of business arising from such exercise of the power of eminent domain.

(b) If any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within ninety (90) days after the occurrence of the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established for the expiration of the Term of this Lease.

(c) If this Lease shall not be terminated pursuant to **Section 11.4(b)**, Landlord shall thereafter use due diligence to restore the Premises (excluding any Alterations made by Tenant pursuant to **Section 5.2**) to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of compensation recoverable by Landlord from the taking authority. If, for any reason, such restoration shall not be substantially completed within six (6) months after the expiration of the ninety (90) day period referred to in **Section 11.4(b)** (which six month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond

Landlord's reasonable control, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end thirty (30) days after the giving of such notice, without further liability or obligation on the part of either party unless, within such thirty (30) day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration.

(d) Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney in fact to execute and deliver in Tenant's name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any personal property owned by Tenant, any other Tenant's Removable Property installed in the Premises by Tenant at Tenant's sole expense, any Alterations made to the Premises by Tenant at Tenant's sole expense, and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE 12
HOLDING OVER; SURRENDER

12.1 **Holding Over**. If Tenant or anyone claiming by, through or under Tenant shall remain in possession of all or any part of the Premises (which shall include a failure by Tenant to remove any Tenant's Removable Property or Alterations which Landlord notified Tenant were to be removed at the expiration or earlier termination of the Term) after the expiration or earlier termination of the Term of this Lease, such holding over shall be treated as a daily tenancy at sufferance at a Basic Rent equal to the greater of (i) the fair market rental rate for the Premises based upon the most recent comparable transactions in the Building for comparable space on the same floor or above, and (ii) two hundred percent (200%) of the Basic Rent in effect for the last rental period of the Term plus Escalation Charges and other Additional Rent herein provided (prorated on a daily basis). In addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs and damages, direct and/or indirect, sustained by reason of any such holding over, including, without limitation, claims made by and loss of any succeeding tenant arising out of such failure to timely surrender possession in the condition required under this Lease. In all other respects, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable (and excluding any extension, expansion or rights of first offer of tenant) in the Lease. Nothing contained in this **Article 12** shall be construed as a consent by Landlord to any holding over by Tenant, and Landlord shall have the right to immediately terminate such holding over pursuant to applicable Law. The provisions of this **Article 12** shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

12.2 **Surrender of Premises**. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall promptly and peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all Alterations which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease (except as otherwise required by Landlord pursuant to **Section 5.2(e)** above), excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility to repair or restore. Tenant shall remove all of Tenant's Removable Property, all signs installed by or on behalf of Tenant in or on the Premises and the Building, all lines and other wiring and cabling installed by Tenant prior to or during the Term. Tenant shall repair any damage to the Premises or the Building caused by such removal and restore the affected area to its condition prior to the installation thereof. Any Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

ARTICLE 13
RIGHTS OF MORTGAGEES; TRANSFER OF TITLE

13.1 Rights of Mortgagees.

(a) This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or underlying leases of the Property and to all renewals, extensions, modifications and replacements thereof, and to the liens of all mortgages, deeds of trust or similar encumbrances which may now or hereafter affect the Property, whether or not such mortgages or other encumbrances shall also cover other lands and/or buildings, and to each and every advance made or hereafter to be made under such mortgages and other encumbrances, and to all renewals, modifications, replacements, extensions and consolidations of such mortgages and other encumbrances. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or other encumbrance or any of their respective successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called "**Superior Lease**" and the lessor of a Superior Lease or its successor in interest at the time referred to, is herein called "**Superior Lessor**"; and any mortgage or other encumbrance to which this Lease is, at the time referred to, subject and subordinate, is herein called "**Superior Mortgage**" and the holder of a Superior Mortgage, or its successor in interest at the time referred to, is herein called "**Superior Mortgagee.**" If any Superior Mortgagee, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such Superior Mortgage. The election of any such Superior Mortgagee shall become effective upon either notice from such Superior Mortgagee to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument in which the Superior Mortgagee subordinates its rights under such Superior Mortgage to this Lease. Landlord shall following the execution and delivery of this Lease by Landlord and Tenant

obtain from the holder of the current mortgage on the Property a Subordination, Non-Disturbance and Attornment Agreement ("**SNDA**") in favor of Tenant on such party's standard form of agreement. Upon request by Tenant, Landlord agrees to use reasonable efforts to obtain from the holder of any future mortgage upon the Property an SNDA in such future mortgagee's standard form of agreement.

(b) If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord's rights (herein called "**Successor Landlord**") Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which terminates or may give or purport to give Tenant any right to terminate or otherwise affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure, termination or other proceeding is filed, prosecuted or completed. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not be (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (iv) bound by any modification of this Lease subsequent to such Superior Lease or Superior Mortgage, or by any previous prepayment of fixed rent for more than one (1) month, which was not approved in writing by the Superior Lessor or the Superior Mortgagee thereto, (v) liable to the Tenant beyond the Successor Landlord's interest in the Property and the rents, income, receipts, revenues, issues and profits issuing from such Property, (vi) responsible for the performance of any work to be done by the Landlord under this Lease to render the Premises ready for occupancy by the Tenant, (vii) liable for the payment of any improvement allowance or similar amount owing to Tenant on account of the performance of any alterations or leasehold improvements to the Premises or the Building, or (viii) required to remove any person occupying the Premises or any part thereof, except if such person claims by, through or under the Successor Landlord.

13.2 <u>Assignment of Rents and Transfer of Title</u>.

(a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to a Superior Mortgagee on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the Superior Mortgagee shall never be treated as an assumption by the Superior Mortgagee of any of the obligations of Landlord hereunder unless the Superior Mortgagee shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, the Superior Mortgagee shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of the Superior Mortgage and the taking of possession of the Premises.

(b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser lessor.

(c) Except as provided in **paragraph (b)** of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

13.3 Notice to Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving any Superior Mortgagee and Superior Lessor, as applicable, written notice by certified mail, return receipt requested, specifying the default in reasonable detail, and affording such Superior Mortgagee and Superior Lessor, as applicable, (i) a reasonable opportunity to perform Landlord's obligations hereunder (but not less than thirty (30) days), if such default can be cured without such Superior Mortgagee or Superior Lessor, as applicable, taking possession of the mortgaged or leased estate, or (ii) time to obtain possession of the mortgaged or leased estate and then to cure such default of Landlord, if such default cannot be cured without such Superior Mortgagee or Superior Lessor or taking possession of the mortgaged or leased estate. The curing of any of Landlord's defaults by a Superior Mortgagee or Superior Lessor shall be treated as performance by Landlord.

ARTICLE 14
DEFAULT; REMEDIES

14.1 Tenant's Default. If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as an "**Event of Default**") shall occur:

(a) Tenant shall fail to pay the Basic Rent, Escalation Charges or any other Additional Rent hereunder when due and such failure shall continue for three (3) Business Days after notice to Tenant from Landlord (except that such written notice shall only be required twice in any twelve (12) month period, with any subsequent failure to pay such sums constituting an Event of Default unless paid within three (3) Business Days after the date due without need for an additional written notice); or

(b) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant (or such shorter period for completing a cure for such default as may be required by applicable Laws or by virtue of an emergency situation) specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and thereafter to diligently prosecute such remedy to completion with diligence and continuity (and in any event, within ninety (90) days after the notice described in this **subparagraph (ii)**),

provided that (x) in no event shall Tenant have such additional period of time that would ((B)) subject Landlord or any Superior Lessor or any Superior Mortgagee to prosecution for a crime or any other fine or charge, ((A)) subject the Property, or any part thereof, to any lien or encumbrance which is not removed or bonded within the time period required under this Lease, or ((C)) result in a default under any Superior Lease or under any Superior Mortgage and (y) such written notice shall only be required twice in any twelve (12) month period, with any subsequent similar performance default constituting an Event of Default unless cured within the period required under this Lease without need for an additional written notice); or

(c) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(d) If Tenant or any guarantor of this Lease shall (i) make an assignment for the benefit of creditors, (ii) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (iii) seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any guarantor of this Lease or of all or any part of Tenant's or such guarantor's property, (iv) file a petition seeking an order for relief under the Title 11 of the United States Code, as now or hereafter amended or supplemented (the "**Bankruptcy Code**"), or by filing any petition under any other present or future federal, state or other statute or law for the same or similar relief, or (v) fail to win the dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding filed under the Bankruptcy Code, or under any other present or future federal, state or other statute or law for the same or similar relief, within sixty (60) days after such proceeding is initiated; or

(e) Any lien has been filed against the Property, or any portion thereof, as a result of Tenant's acts, omissions or breach of this Lease, and Tenant fails, within 30 days after the lien is filed, either (1) to cause said lien to be removed from the Property, or (2) to furnish a bond sufficient to remove the lien or cause a title insurance endorsement to be issued with respect to such lien, which endorsement shall be satisfactory, in form and substance to Landlord, in Landlord's sole and absolute discretion;

then in any such case Landlord may exercise any of Landlord's rights or remedies available under this Lease, at law or in equity.

14.2 <u>Landlord's Remedies</u>.

(a) Upon the occurrence of an Event of Default, Landlord shall have the following remedies, in addition to any and all other rights and remedies available at Law or in equity or otherwise provided in this Lease, any one or more of which Landlord may resort to cumulatively, consecutively, or in the alternative:

(i) Landlord may continue this Lease in full force and effect, and collect Rent and other charges as and when due, without prejudice to Landlord's right to subsequently elect to terminate this Lease on account of such Event of Default;

(ii) Landlord may terminate this Lease upon written notice to Tenant to such effect, in which event this Lease (and all of Tenant's rights hereunder) shall immediately terminate, but such termination shall not affect those obligations of Tenant which are intended by their terms to survive the expiration or termination of this Lease, and Tenant shall remain liable for damages as hereinafter set forth in this **Section 14.2**. This Lease may also be terminated by a judgment specifically providing for termination;

(iii) Landlord may terminate Tenant's right of possession without terminating this Lease upon written notice to Tenant to such effect, in which event Tenant's right of possession of the Premises shall immediately terminate, but this Lease shall continue subject to the effect of this **Section 14.2**;

(iv) Landlord may, but shall not be obligated to, perform any defaulted obligation of Tenant, and to recover from Tenant, as Additional Rent, the costs incurred by Landlord in performing such obligation. Notwithstanding the foregoing, or any other notice and cure period set forth herein, Landlord may exercise its rights under this **Section 14.2(a)(iv)** without prior notice or upon shorter notice than otherwise required hereunder (and as may be reasonable under the circumstances) in the event of any one or more of the following circumstances is present: (i) there exists a reasonable risk of prosecution of Landlord unless such obligation is performed sooner than the stated cure period; (ii) there exists an emergency arising out of the defaulted obligation; or (iii) the Tenant has failed to obtain insurance required by this Lease, or such insurance has been canceled by the insurer without being timely replaced by Tenant, as required herein; and

(v) Landlord shall have the right to recover damages from Tenant, as set forth in this **Section 14.2**.

(b) Upon any termination of this Lease or of Tenant's right of possession, Landlord, at its sole election, may (i) re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, (ii) remove all property from the Premises and store the same in a public warehouse or elsewhere at Tenant's expense, and/or (iii) deem such property to be abandoned, and, in such event, Landlord may dispose of such property at Tenant's expense, free from any claim by Tenant or anyone claiming by, through or under Tenant. It shall not constitute a constructive or other termination of this Lease or Tenant's right to possession if Landlord (a) exercises its right to repair or maintain the Premises, (b) performs any unperformed obligations of Tenant, (c) stores or removes Tenant's property from the Premises after Tenant's dispossession, (d) attempts to relet, or, in fact, does relet, the Premises or (e) seeks the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease.

(c) If this Lease shall have been terminated as provided in this Article, Tenant shall pay the Basic Rent, Escalation Charges, Additional Rent and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall

have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages: (x) the Basic Rent, Escalation Charges, Additional Rent and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses incurred by Landlord in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting; and (y) if, in accordance with **Section 3.1(a)**, Tenant commenced payment of the full amount of Basic Rent on any day other than the Commencement Date, the amount of Basic Rent that would have been payable during the period beginning on the Commencement Date and ending on the day Tenant commenced payment of the full amount of Basic Rent under such **Section 3.1(a)**. Tenant shall pay the portion of such current damages referred to in clause (x) above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clause (y) above to Landlord upon such termination.

(d) At any time after termination of this Lease as provided in this Article, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges, Additional Rent and other sums as hereinbefore provided which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year plus a three percent (3%) annual increase per year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

(e) In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re let the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

(f) In addition to any other remedies under this **Article 14**, Tenant shall immediately become liable to Landlord for all damages proximately caused by Tenant's breach of its obligations under this Lease, including all costs Landlord incurs in reletting (or attempting to relet) the Premises or any part thereof, including, without limitation, brokers' commissions, expenses of cleaning, altering and preparing the Premises for new tenants, legal fees and all other like expenses properly chargeable against the Premises and the rental received therefrom and like costs, provided that nothing set forth in this **Section 14.2(f)** shall be construed to impose upon Landlord any obligation to relet the Premises or to mitigate its damages hereunder, except to the extent expressly required under applicable Law. If Landlord does elect to relet the Premises (or any portion thereof), such reletting may be for a period shorter or longer than the remaining Term, and upon such terms and conditions as Landlord deems appropriate, in its sole and absolute discretion, and Tenant shall have no interest in any sums collected by Landlord in connection with such reletting except to the extent expressly set forth herein. If the Premises or any part thereof shall be relet in combination with any other space, then proper apportionment on a per-square foot basis shall be made of the rent received from such reletting and of the expenses of such reletting. If Landlord shall succeed in reletting the Premises during the period in which Tenant is paying monthly rent damages as described in **Section 14.2(c)**, Landlord shall credit Tenant with the net rents collected by Landlord from such reletting, after first deducting from the gross rents, as and when collected by Landlord, (A) all expenses incurred or paid by Landlord in collecting such rents, and (B) any theretofore unrecovered costs associated with the termination of this Lease or Landlord's reentry into the Premises, including any theretofore unrecovered expenses of reletting or other damages payable hereunder. If the Premises or any portion thereof be relet by Landlord for the unexpired portion of the Term before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, constitute the fair and reasonable rental value for the Premises, or part thereof, so relet for the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises or, if the Premises or any part are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

(g) If the trustee or the debtor in possession assumes the Lease under applicable bankruptcy law, it may assume and assign its interest in this Lease only if the proposed assignee first provides Landlord with (1) notice of such proposed assignment, setting forth (i) the name and address of the proposed assignee, its proposed use of the Premises, reasonably detailed character and financial references for such person (including its most recent balance sheet and income statements certified by its chief financial officer or, if available, a certified public accountant) and any other information reasonably requested by Landlord, and (ii) all of the terms and conditions of such offer, shall be given to Landlord by Tenant or such trustee no later than twenty (20) days after receipt by Tenant or such trustee of such offer, but in any event no later than ten (10) days prior to the date that Tenant or such trustee shall make application to a court of competent jurisdiction for authority and approval to assume this Lease and enter into such assignment; (2) Adequate Assurance of Future Performance (as hereinafter defined) of all of Tenant's obligations under this Lease, and (3) Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing

agreement, or other such agreement by which Landlord is then bound). Landlord shall have the option, to be exercised by notice to Tenant or such trustee given at any time prior to the date the application is filed for court approval of the assumption and assignment of this Lease to the proposed assignee, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such proposed assignee, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

(h) For purposes only of **paragraph (g)** above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligation under this Lease; and

(ii) if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord's standards of creditworthiness; and

(iii) the proposed assignee is of a character and financial worth such as is in keeping with the standards of Landlord in those respects for the Property, the assignee's tenancy is of the same quality as other tenants at the Property, and the purposes for which the proposed assignee intends to use the Premises are uses expressly permitted by and not prohibited by this Lease or prohibited by any other lease at the Property.

14.3 Additional Rent. If Tenant shall fail to pay when due any sums under this Lease designated as an Escalation Charge or other Additional Rent, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.4 Remedying Defaults. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at the Default Interest Rate, as Additional Rent.

14.5 Remedies Cumulative. The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

14.6 Enforcement Costs. Tenant shall pay all costs and expenses (including, without limitation, attorneys' fees and expenses at both the trial and appellate levels) incurred by or on behalf of Landlord in connection with the successful enforcement of any rights of Landlord or obligations of Tenant hereunder, whether or not occasioned by an Event of Default.

14.7 Waiver.

(a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

(b) Any waiver by Landlord of any provisions of this Lease must be in a writing signed by Landlord. In addition, Landlord's acceptance of any payment from Tenant after a termination of this Lease due to an Event of Default by Tenant shall not have the effect of reinstating this Lease, nor estop Landlord from exercising any of the rights and remedies granted to Landlord hereunder arising out of such Event of Default. No payment by Tenant or acceptance by Landlord of a lesser amount than the Basic Rent, Escalation Charges, Additional Rent and other sums due hereunder shall be deemed to be other than on account of the total amount due from Tenant to Landlord, to be applied in such order as Landlord deems appropriate. In no event shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Basic Rent, Escalation Charges, Additional Rent or other sum and to pursue any other remedy provided in this Lease.

14.8 Security Deposit. . Simultaneously with the execution of this Lease by Tenant, Tenant shall deliver to Landlord, and Tenant shall maintain in effect at all times during the Term (including any extension or renewal terms), as collateral for the full and faithful performance and observance by Tenant of Tenant's covenants and obligations under this Lease, an unconditional, irrevocable, absolutely "clean" letter of credit (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a "**Letter of Credit**") in the amount shown in **Section 1.1** (the "**Required Amount**"), in form reasonably satisfactory to Landlord. The Letter of Credit shall be issued by and drawable upon a commercial bank, trust company, national banking association or other banking institution reasonably satisfactory to Landlord and having a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-1 (or equivalent) by Moody's Investor Service, Inc., or at least A/A-1 (or equivalent) by Standard & Poors Corporation (and is not on credit-watch or similar credit review with negative implication), have combined capital, surplus and undivided profits of not less than $500,000,000 and have offices for banking and drawing purposes in the city or county in which the Premises are located, or shall permit the Letter of Credit to be drawn by Landlord upon facsimile presentation. Any Letter of Credit shall name Landlord as the beneficiary (or, at Landlord's request, shall name any Superior Mortgagee as beneficiary or

co-beneficiary thereof), have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year through the date that is ninety (90) days after expiration of the Term as it may have been extended unless terminated by the issuer thereof by notice to Landlord given not less than forty-five (45) days prior to the expiration thereof, be fully transferable by Landlord without payment of any fees or charges, permit partial draws and be payable at sight upon presentment of a simple sight draft signed by Landlord or its property manager. Tenant shall, throughout the Term of this Lease, deliver to Landlord, in the event of the termination of any such Letter of Credit, a replacement Letter of Credit in lieu thereof no later than thirty (30) days prior to the expiration date of the preceding Letter of Credit and complying with all of the requirements of this **Section 14.8**. If Tenant shall fail to obtain any replacement of or amendment to a Letter of Credit within any of the applicable time limits set forth in this **Section 14.8**, such failure shall constitute an immediate Event of Default under this Lease without any additional notice or cure period applicable thereto, and Landlord shall have the right (but not the obligation), at its option, to draw down the full amount of the existing Letter of Credit and use, apply and retain the same as security hereunder, and notwithstanding such draw by Landlord, Landlord shall retain all other rights and remedies that are available to Landlord under this Lease at Law or in equity with respect to such Event of Default.

(b) If Tenant defaults in respect of the full and prompt payment and performance of any of the terms, provisions, covenants and conditions of this Lease beyond notice (the delivery of which shall not be required for purposes of this **Section 14.8** if Landlord is prevented or prohibited from delivering the same under applicable Law, including, but not limited to, all applicable bankruptcy and insolvency laws) and the expiration of any applicable cure periods (except that no notice and cure period shall be required for purposes of this **Section 14.8** with respect to any default by Tenant hereunder if, at the time of such default, any of the events set forth in **Section 14.1** shall have occurred with or without the acquiescence of Tenant), including, but not limited to, the payment of Basic Rent and Additional Rent, Landlord may, at its election, (but shall not be obligated to) draw down the entire Letter of Credit or any portion thereof and use or apply the whole or any part of the security represented by the Letter of Credit to the extent required for the payment of: (i) Basic Rent, Additional Rent or any other sum as to which Tenant is in default, (ii) any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any reasonably anticipated reletting costs or expenses (including, without limitation, any free rent, tenant improvement allowance, leasing commissions, attorneys' fees, costs and expenses, and other fees, costs and expenses relating to the reletting of all or any portion of the Premises), (iii) any reasonably anticipated damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord, or (iv) any reasonably anticipated damages awarded to Landlord in accordance with the terms and conditions of **Article 14** hereof, it being understood that any use of the whole or any part of the security represented by the Letter of Credit shall not constitute a bar or defense to any of Landlord's other remedies under this Lease or any Law, including but not limited to Landlord's right to assert a claim against Tenant under 11 U.S.C. §502(b)(6) or any other provision of Title 11 of the United States Code. To insure that Landlord may utilize the security represented by the Letter of Credit in the manner, for the purpose, and to the extent provided in this **Section 14.8**, each Letter of Credit shall provide that the full amount or any portion thereof may be drawn down by Landlord upon the

presentation to the issuing bank (or the advising bank, if applicable) of Landlord's draft drawn on the issuing bank with accompanying memoranda or statement of beneficiary. In no event shall the Letter of Credit require Landlord to submit evidence to the issuing (or advising) bank of the truth or accuracy of any such written statement and in no event shall the issuing bank have the right to dispute the truth or accuracy of any such statement nor shall the issuing (or advising) bank have the right to review the applicable provisions of the Lease. In no event and under no circumstance shall the draw down on or use of any amounts under the Letter of Credit constitute a basis or defense to the exercise of any other of Landlord's rights and remedies under this Lease or under any Law, including, but not limited to, Landlord's right to assert a claim against Tenant under 11 U.S.C. §502(b)(6) or any other provision of Title 11 of the United States Code.

(c) If Landlord utilizes all or any part of the security represented by the Letter of Credit but does not terminate this Lease as provided in **Article 14** hereof, Landlord may, in addition to exercising its rights as provided in **Section 14.8(b)** above, retain the unapplied and unused balance of the portion of the Letter of Credit drawn down by Landlord (herein called the "**Cash Security**") as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this Lease, and may use, apply, or retain the whole or any part of said Cash Security to the extent required for payment of any of the amounts specified in clauses (i) through (iv) of **Section 14.8(b)** above. In the event Landlord uses, applies or retains any portion or all of the security represented by the Letter of Credit, Tenant shall forthwith restore the amount so used, applied or retained (at Landlord's option, either by the deposit with Landlord of cash or the provision of a replacement Letter of Credit) so that at all times the amount of the security represented by the Letter of Credit and the Cash Security (if any) shall be not less than the Required Amount, failing which Tenant shall be in default of its obligations under this **Section 14.8** and Landlord shall have the same rights and remedies as for the non-payment of Basic Rent beyond the applicable grace period.

(d) In addition to and without limitation of Landlord's other rights under this **Section 14.8**, if the credit rating of the issuer of the Letter of Credit is reduced below P-1 (or equivalent) by Moody's Investor Service, Inc., or below A/A-1 (or equivalent) by Standard & Poors Corporation, or if the financial condition of such issuer changes in any other materially adverse way, by being placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or by being placed on "CreditWatch" or similar status by Standard & Poors or Moody's, then Landlord may immediately draw upon the Letter of Credit as provided in **Section 14.8** and use, apply and retain the same as Cash Security hereunder and Landlord shall have the right, by giving Tenant written notice of such requirement, to require that Tenant obtain from a new issuer a replacement Letter of Credit, which issuer and replacement Letter of Credit both comply in all respects with the requirements of this **Section 14.8** in which event the Cash Security shall immediately be returned by Landlord to Tenant. In the event that Tenant shall not have delivered to Landlord a replacement Letter of Credit complying with all of the requirements of this **Section 14.8** within fifteen (15) Business Days after Tenant's receipt of such notice, Landlord shall have the right (but not the obligation), at its option, to give written notice to Tenant stating that such failure constitutes a continuing and immediate Event of Default by Tenant under the Lease without any additional notice or cure period applicable thereto, and Landlord shall have the right to exercise all rights and remedies available to Landlord under this Lease at Law and in equity with respect to such Event of Default.

(e) If Tenant shall have fully paid and performed all of Tenant's obligations under this Lease, the Letter of Credit and the Cash Security (if any) then held by Landlord shall be returned to Tenant within thirty (30) days after the date fixed as the end of this Lease (as it may have been extended) and after delivery to Landlord of entire possession of the Premises in the condition required under this Lease; provided, however, that if Tenant is in breach of this Lease as of the expiration of this Lease, then such 30-day period shall not commence until such breach is fully cured and in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder.

(f) In the event of any sale, transfer or leasing of Landlord's interest in the Building whether or not in connection with a sale, transfer or leasing of the Land to a vendee, transferee or lessee, Landlord shall transfer the Letter of Credit and the Cash Security (if any) to the vendee, transferee or lessee or, in the alternative, require Tenant to deliver a replacement Letter of Credit naming the new landlord as beneficiary, and, upon such delivery by Tenant of such replacement Letter of Credit, Landlord shall return the existing Letter of Credit to Tenant. Upon such transfer or return of the Letter of Credit and the Cash Security (if any), Landlord shall thereupon be released by Tenant from all liability for the return thereof, and Tenant shall look solely to the new landlord for the return of the same. The provisions of the preceding sentence shall apply to every subsequent sale, transfer or leasing of the Building, and any successor of Landlord may, upon a sale, transfer, leasing or other cessation of the interest of such successors in the Building, whether in whole or in part, transfer the Letter of Credit and the Cash Security (if any) to any vendee, transferee or lessee of the Building (or require Tenant to deliver a replacement Letter of Credit as hereinabove set forth) and shall thereupon be relieved of all liability with respect thereto. If Tenant shall fail to deliver such replacement Letter of Credit to Landlord within fifteen (15) Business Days following receipt of Landlord's written notice, such failure shall constitute an immediate Event of Default under this Lease and Landlord shall have the right (but not the obligation), at its option, to draw down the existing Letter of Credit and retain the proceeds as Cash Security hereunder until a replacement Letter of Credit meeting the requirements of this Section 14.8 is delivered in which event the Cash Security shall immediately be returned by Landlord to Tenant, and notwithstanding such draw by Landlord, Landlord shall retain all other rights and remedies that are available to Landlord under this Lease, at law or in equity with respect to such Event of Default. Landlord and Tenant hereby agree that, in connection with the transfer by Landlord or its successors or assigns hereunder of Landlord's interest in the Letter of Credit, Tenant shall be solely liable to pay any transfer commission and other costs charged by the issuing bank in connection with any such transfer of the Letter of Credit, as Additional Rent, upon Landlord's demand therefor. Tenant shall not assign or encumber or attempt to assign or encumber the security represented by the Letter of Credit, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In any event, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security represented by the Letter of Credit, Landlord may return the Letter of Credit to the original Tenant regardless of one or more assignments of this Lease.

(g) Neither the Letter of Credit, any proceeds therefrom or the Cash Security, if any, shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure or limitation of Landlord's damages or constitute a bar or defense to any of the Landlord's other remedies under this Lease or at law or in equity upon Tenant's default.

(h) Provided that as of the respective Reduction Date (defined below), (i) Tenant is not then in default under the terms of this Lease beyond applicable notice and grace periods, (ii) Landlord has not applied the Security Deposit, or any portion thereof, as permitted under the Lease, whether or not Tenant has restored the amount so applied by Landlord, and (iii) in the case of the Second Reduction Date, the Third Reduction Date, and, if applicable, the Fourth Reduction Date (each as defined below) Tenant has qualified for the previous reductions of the Security Deposit (the "**Reduction Conditions**"), Landlord shall permit the Security Deposit to be reduced to the respective Reduction Amount provided in the schedule below.

(i) In the event that the Reduction Conditions are met as of the second (2nd) anniversary of the Commencement Date (the "**First Reduction Date**"), Landlord shall permit the amount of the Security Deposit to be reduced to $130,248.75 (the "**First Reduction Amount**"). In the event that the Reduction Conditions are met as of the third (3rd) anniversary of the Commencement Date (the "**Second Reduction Date**"), Landlord shall permit the amount of the Security Deposit to be reduced to $104,199.00 (the "**Second Reduction Amount**"). In the event that the Reduction Conditions are met as of the fourth (4th) anniversary of the Commencement Date (the "**Third Reduction Date**"), Landlord shall permit the amount of the Security Deposit to be reduced to $78,149.25.00 (the "**Third Reduction Amount**"). In the event that Tenant shall exercise Extension Option in accordance with **Section 2.3** of this Lease and the Reduction Conditions are met as of the first day of the Option Term (the "**Fourth Reduction Date")** Landlord shall permit the amount of the Security Deposit to be reduced to $52,099.50 (the "**Fourth Reduction Amount**").Thereafter, there shall be no further reductions in the Security Deposit. The First Reduction Date, the Second Reduction Date, the Third Reduction Date, and the Fourth Reduction Date are individually and collectively referred to herein as the "**Reduction Dates**." The First Reduction Amount, the Second Reduction Amount, the Third Reduction Amount, and the Fourth Reduction Amount are individually and collectively referred to herein as the "**Reduction Amounts**."

(j) If Tenant believes that it has satisfied all the conditions precedent to a reduction in the amount of the Letter of Credit pursuant to subsection (h) or (i), above, then Tenant shall request such reduction in writing to Landlord. If Landlord determines that all of the aforesaid conditions are met, the Security Deposit shall be so reduced in accordance with this subsection (j). No Letter of Credit shall automatically reduce, but any reduction in the amount thereof shall require Landlord's prior written notice to the issuer of the Letter of Credit of the reduced amount. Promptly after Landlord's receipt of Tenant's written request for a reduction as described above, Landlord shall determine whether such a reduction is permitted in accordance with subsection (h) or (i), above, and if it is, Landlord shall promptly notify the issuer of the Letter of Credit in writing of the amount to which the Letter of Credit shall be reduced, and Landlord shall at its election either (i) exchange the Letter of Credit initially delivered hereunder by Tenant for a replacement Letter of Credit delivered by Tenant which reduces the amount of the Letter of Credit and otherwise in strict conformity with the requirements of this **Section 14.8**, or (ii) permit the Issuing Bank to amend the Letter of Credit to reduce the amount of the Letter of Credit in accordance herewith.

14.9 **<u>Landlord's Default</u>**. Landlord shall in no event be in default under this Lease unless Landlord shall neglect or fail to perform any of its obligations hereunder and shall fail to remedy the same within thirty (30) days after notice to Landlord specifying such neglect or

failure, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity.

14.10 Independent Covenants. Tenant hereby acknowledges and agrees that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the obligations of Tenant hereunder, including, without limitation the obligation to pay Basic Rent, Escalation Charges, Additional Rent and other sums due hereunder, shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or abated pursuant to an express provision of this Lease. Such waiver and acknowledgements by Tenant are a material inducement to Landlord entering into this Lease. To the extent of any conflicts or inconsistencies between the terms and provisions of this **Section 14.10** and the terms and provisions of the remainder of this Lease, the terms and provisions of this **Section 14.10** shall control.

ARTICLE 15
MISCELLANEOUS PROVISIONS

15.1 Landlord's Rights of Access. Landlord and its agents, representatives, contractors and employees shall have the right to enter the Premises upon at least twenty-four (24) hours' notice (except in an emergency, in which event Landlord shall endeavor to give such notice as is reasonably practicable under the circumstances and in all events notice under this **Article 15** may be by telephone notwithstanding anything to the contrary in this Lease) for the purpose of doing maintenance, making such repairs, alterations or improvements as Landlord shall reasonably require or shall have the right to make by the provisions of this Lease or otherwise in exercising Landlord's rights or fulfilling Landlord's obligations under this Lease. Landlord and its agents, representatives, contractors and employees shall have the right to enter the Premises without notice to Tenant for the purpose of performing janitorial and other services which Landlord is obligated to provide under this Lease or for exercising any of Landlord's rights under **Article 14** of this Lease. Landlord and its invitees shall also have the right on reasonable prior notice to enter the Premises, for the purpose of inspecting them or exhibiting them to prospective purchasers, prospective or actual Superior Lessors or Superior Mortgagees of the Building and, during the final nine (9) months of the Term, to prospective tenants. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant to Landlord. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord in this Lease.

15.2 Covenant of Quiet Enjoyment. Subject to the terms and conditions of this Lease, on payment of the Basic Rent and Escalation Charges and other Additional Rent and observing, keeping and performing all of the other terms and conditions of this Lease on

Tenant's part to be observed, kept and performed, Tenant shall lawfully, peaceably and quietly enjoy the Premises during the Term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

15.3 Landlord's Liability.

(a) Tenant agrees to look solely to Landlord's then equity interest in the Property at the time of recovery for recovery of any judgment against Landlord, and agrees that neither Landlord nor any successor of Landlord nor any beneficiary, trustee, member, manager, partner, director, officer, employee or shareholder of Landlord or such successor shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or any successor of Landlord, or to take any action not involving the personal liability of Landlord or any successor of Landlord to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

(b) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

(c) Where provision is made in this Lease for Landlord's consent, and Tenant shall request such consent, and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord's consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as Additional Rent, any reasonable expenses incurred by Landlord (including without limitation reasonable attorneys' fees and costs, if any) in connection therewith.

(d) Any repairs or restoration required or permitted to be made by Landlord under this Lease may be made during normal business hours, and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom. Landlord shall use commercially reasonable efforts to minimize disruption of Tenant's business operations in the performance of such repairs or restoration.

15.4 Estoppel Certificate. Tenant shall, at any time and from time to time, upon not less than ten (10) Business Days prior written notice by Landlord, execute, acknowledge and deliver to Landlord an estoppel certificate substantially in the form attached hereto as **Exhibit G**.

15.5 Brokerage. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by Broker).

15.6 Rules and Regulations. Tenant, its employees, representatives, agents, subtenants, licensees, contractors, and invitees shall abide by the Rules and Regulations from time to time established by Landlord, it being agreed that Landlord shall have the right from time to time during the Term to make reasonable changes in and additions to the Rules and Regulations as Landlord deems necessary for the management, safety, care, cleanliness, conservation and sustainability of the Building and the Property and for the preservation of good order therein. The Rules and Regulations shall be generally applicable to all tenants of the Building of similar nature to the Tenant named herein. Landlord agrees that any such Rules and Regulations will be uniformly enforced, provided, however, Landlord may waive any one or more of the Rules and Regulations for the benefit of any particular tenant if Landlord reasonably deems such waiver appropriate, but no such waiver shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from enforcing such Rules and Regulations against any or all tenants of the Building. Landlord shall not have any obligation to enforce the Rules and Regulations or the terms of any other lease against any other tenant and Landlord shall not be liable to Tenant for violation thereof by any other tenant, its employees, representatives, agents, contractors, visitors, subtenants, licensees or invitees. In the event that there shall be a conflict between such Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control. The Rules and Regulations currently in effect are set forth in **Exhibit F** attached hereto and made a part hereof.

15.7 Financial Statements. Tenant shall deliver to Landlord, within ten (10) days after Landlord's reasonable request for the same, Tenant's most recently completed financial statements (audited if available) prepared and certified by an independent certified public accountant and certified by an officer of Tenant as being true and correct in all material respects. Landlord and its affiliates and investors shall keep such financial statements confidential, provided that Landlord shall be permitted to deliver such financial statements to a lender, purchaser or lessor or a prospective lender, purchaser or lessor in connection with (i) a sale or financing of the Building or the Property or any interest in any deed of trust encumbering the Building or the Property, or (ii) a sale of all or substantially all of the interests in Landlord or (iii) any other recapitalization of the equity interests in Landlord, so long as Landlord first advises the recipient of the confidential nature of such statements. Except in connection with a matter described in the previous sentence, or in the event that Tenant is in default under this Lease, Tenant shall not be required to deliver such financial statements to Landlord more than once per calendar year. Notwithstanding the foregoing, if and only so long as Tenant's stock is publicly traded on a national exchange (or publicly listed in an equivalent manner, such as on NASDAQ) that requires its financial statements to be publicly disclosed, Tenant shall have no obligation to deliver any financial statements to Landlord. Any such financial statements may be relied upon by any actual or potential lessor, purchaser, or mortgagee of the Property.

15.8 Intentionally Omitted.

15.9 Confidentiality. Tenant agrees that this Lease and the terms contained herein will be treated as strictly confidential and except as required by Law (or except with the written consent of Landlord) Tenant shall not disclose the same to any third party except for Tenant's partners, lenders, accountants and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same. In the event Tenant is required by Law to provide this Lease or disclose any of its terms, Tenant shall give Landlord prompt

notice of such requirement prior to making disclosure so that Landlord may seek an appropriate protective order. If failing the entry of a protective order Tenant is compelled to make disclosure, Tenant shall only disclose portions of the Lease which Tenant is required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed.

15.10 Invalidity of Particular Provisions. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

15.11 Provisions Binding, Etc. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such successors and assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. Any reference in this Lease to successors and assigns of Tenant shall not be construed to constitute a consent to assignment by Tenant.

15.12 Recording. Tenant agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a notice of lease/short form memorandum of lease in recordable form and complying with applicable Law and shall contain no information other than what is statutorily required to record a notice of lease/short form memorandum of lease. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. At any time following Landlord's request, Tenant shall execute and deliver to Landlord within ten (10) Business Days after such request a release of any document recorded in the real property records for the location of the Property evidencing this Lease or notice of termination of this Lease in recordable form, which shall be held in escrow by Landlord until the expiration or earlier termination of the Term. The obligations of Tenant under this Section shall survive the expiration or any earlier termination of the Term.

15.13 Notice. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant (excluding notices pursuant to **Section 15.1**), such notice shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:

> If intended for Landlord, addressed to Landlord at the address set forth in **Article 1** of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at the address set forth in **Article I** of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.

Any notice given by an attorney on behalf of Landlord or by Landlord's managing agent shall be considered as given by Landlord and shall be fully effective. Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.

15.14 **When Lease Becomes Binding; Entire Agreement; Modification**. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease is the entire agreement between Landlord and Tenant, and this Lease expressly supersedes any negotiations, considerations, representations and understandings and proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

15.15 **Authority**. Tenant hereby represents and warrants to Landlord that (i) Tenant is duly organized and validly existing in good standing under the laws of the State of Delaware and possesses all licenses and authorizations necessary to carry on its business, (ii) Tenant has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated by this Lease, (iii) the individual executing and delivering this Lease on Tenant's behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Tenant, (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Tenant (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally), (vi) the execution, delivery and performance of this Lease by Tenant will not cause or constitute a default under, or conflict with, the organizational documents of Tenant or any agreement to which Tenant is a party, (vii) the execution, delivery and performance of this Lease by Tenant will not violate any applicable Law, and (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of Tenant for the execution, delivery and performance of this Lease have been obtained or made.

15.16 **Paragraph Headings and Interpretation of Sections**. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be

construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words "including," "such as" or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as "without limitation" or "including, but not limited to," or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

15.17 **Joint and Several Liability; Successors and Assigns**. If there shall be more than person or entity which constitute the "Tenant" hereunder, the obligations of Tenant hereunder shall be joint and several for all such persons and entities. The covenants and conditions herein contained, subject to the provisions as to assignment, shall inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

15.18 **Waiver of Jury Trial**. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE WHERE THE BUILDING IS LOCATED, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE LAW OF THE STATE WHERE THE BUILDING IS LOCATED, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASIC RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

15.19 **Reservation**. Nothing set forth in this Lease shall be deemed or construed to restrict Landlord from making any repairs, renovations, replacements, improvements and modifications to, or to reconfigure, any of the parking or Common Facilities serving the Property, and Landlord expressly reserves the right to make any such repairs, renovations, replacements, improvements and modifications or reconfigurations to such areas and other facilities of the Building and Common Facilities as Landlord may deem appropriate, including the addition or deletion of temporary or permanent improvements therein, or the conversion of areas now dedicated for the non- exclusive common use of tenants (including Tenant) to the exclusive use of one or more tenants or licensees within the Building. In connection with the foregoing, Landlord may temporarily close or cover entrances, doors, windows, corridors, or other facilities without liability to Tenant; however, in doing so, Landlord shall use commercially reasonable efforts to not unreasonably interfere with or disturb Tenant's use and occupancy of the Premises or access to the Premises.

15.20 **Prohibited Persons and Transactions**. Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("**OFAC**") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

15.21 **Time Is of the Essence**. Time is of the essence of each provision of this Lease.

15.22 **Multiple Counterparts; Entire Agreement**. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Lease constitutes the entire agreement between the parties hereto, Landlord's managing agent and their respective affiliates with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

15.23 **Governing Law**. This Lease shall be governed by the laws of the state in which the Property is located, without regard to application of any conflict of law principles.

EXECUTION

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, as of the date first set forth above.

LANDLORD:

BRICKMAN LINCOLN LLC,
a Delaware limited liability company

By: ______________________________
Name: ______________________________
Title: ______________________________

TENANT:

CARRIEREQ, INC.,
a Delaware corporation

By: ______________________________
Name: Andrew Wang
Title: VP of OPs
Tenant's Federal Taxpayer
Identification Number: 81-1188636

EXECUTION

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, as of the date first set forth above.

LANDLORD:

BRICKMAN LINCOLN LLC,
a Delaware limited liability company

By: \[signature\]
Name: Michael Esquenazi
Title: Treasurer

TENANT:

CARRIEREQ, INC.,
a Delaware corporation

By:________________________
Name:
Title:
Tenant's Federal Taxpayer
Identification Number:

EXECUTION

EXHIBIT A
Location Plan of Premises


3RD FLOOR EXISTING CONDITIONS
LP- 3RD FLOOR SPEC SUITE
0.00
EXISTING CONDITIONS

EXHIBIT B
Legal Description

Parcel Description

A CERTAIN PARCEL OF LAND SITUATED BETWEEN THE NORTHERLY SIDE OF UTICA STREET AND THE SOUTHERLY SIDE OF LINCOLN STREET IN THE CITY OF BOSTON, COUNTY OF SUFFOLK, COMMONWEALTH OF MASSACHUSETTS, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTHERLY LINE OF UTICA STREET BEING SIXTY-SIX AND SIXTY-FIVE HUNDREDTHS FEET (66.65') FROM THE EASTERLY LINE OF KNEELAND STREET, SAID POINT BEING THE MOST SOUTHERLY CORNER OF THE HEREIN DESCRIBED PREMISES; THENCE

N 41°08'12" W	A DISTANCE OF FORTY-EIGHT AND FIFTY-ONEHUNDREDTHS FEET (48.51') TO A POINT; THENCE
N 49°16'57" E	A DISTANCE OF SIXTY-THREE AND TWENTY-THREE HUNDREDTHS FEET (63.23') TO A POINT: THENCE
N 40°54'14" W	A DISTANCE OF SIXTY AND NO HUNDREDTHS FEET (60.00') TO A POINT; THENCE
N 49°16'57" E	A DISTANCE OF SIXTY-THREE AND TWENTY-THREE HUNDREDTHS FEET (63.23') TO A POINT, THE LAST COURSE ALONG THE SOUTHERLY LINE OF LINCOLN STREET; THENCE
S 40°33'22" E	A DISTANCE OF NINETY-EIGHT AND FIFTEEN HUNDREDTHS FEET (98.15') TO A POINT; THENCE
S 44°33'34" W	A DISTANCE OF ONE HUNDRED TWENTY-FIVE AND SEVENTY-EIGHT HUNDREDTHS FEET (125.78') TO THE POINT OF BEGINNING, THE LAST COURSE ALONG THE NORTHERLY LINE OF UTICA STREET.

THE ABOVE DESCRIBED PARCEL OF LAND CONTAINS AN AREA OF 9,664 SQUARE FEET (0.222 ACRES).

ALSO, A STRIP OF LAND SEVEN (7) FEET WDE AND SIXTY-THREE (63) FEET LONG ADJACENT TO THE WESTERLY BOUNDARY LINE FORMING THE REAR PORTION OF LOTS 590, 591 AND 592 ON SAID PLAN OF LANDS OF THE SOUTH COVE CORPORATION DATED APRIL 23, 1840 HEREINABOVE MENTIONED. SAID LOTS ALSO ARE A PART OF THE SOUTHEAST PORTION OF THE PARCEL SHOWN ON "PLAN OF LAND, BOSTON, MASS." BY ROBERT H. DUNNING DULY RECORDED IN BOOK 7999, PAGE 271.

EXECUTION

EXHIBIT C

Landlord's Work

1. Landlord's Work. Landlord shall construct and, except as provided below to the contrary, pay for the entire cost of constructing the tenant improvements ("**Landlord's Work**") as shown on the Preliminary Space Plan attached hereto as Schedule C-1 and otherwise in accordance with Building standard materials and finishes (the "**Approved Plan**"). As shown on the Preliminary Space Plan, Landlord's Work includes construction of two additional conference rooms and associated electrical outlets.Tenant may request changes to the Approved Plan, subject to Landlord's prior approval thereof, which shall not be unreasonably withheld, provided that the changes (a) shall meet or exceed Landlord's standard specifications for tenant improvements for the Building; (b) conform to applicable governmental regulations and necessary governmental permits and approvals can be secured; (c) do not require Building service beyond the levels normally provided to other tenants in the Building; (d) do not have any adverse effect on the structural integrity or systems of the Building; and (e) will not, in Landlord's opinion, unreasonably delay Landlord's Work. If Landlord approves a change requested by Tenant, then, as a condition to the effectiveness of Landlord's approval, Tenant shall pay to Landlord, upon demand by Landlord, the increased cost attributable to such change, as determined by Landlord. To the extent any such change results in a delay of Landlord's Work, then such delay shall constitute a Tenant Delay (as defined in Section 5 below).

2. Performance of Landlord's Work. Promptly after execution and delivery of this Lease, Landlord shall commence and exercise all reasonable efforts to complete Landlord's Work. Promptly after the commencement of Landlord's Work, Landlord shall furnish Tenant with a construction schedule letter setting forth the projected completion dates therefor and showing the deadlines for any actions required to be taken by Tenant during such construction, and Landlord may from time to time during construction of Landlord's Work modify such schedule.

3. Substantial Completion. The Landlord's Work shall be deemed substantially complete on the first day as of which Landlord's Work has been completed except for (a) items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Premises (i.e. so-called "punch list" items) and (b) items which, in accordance with good construction practice, should be performed after the performance of any tenant improvement work to be performed by Tenant; provided, however, that if substantial completion of Landlord's Work is delayed as a result of any Tenant Delays described in Section 5 below, then Substantial Completion shall be the date that Landlord's Work would have been substantially completed but for such Tenant Delays. Such date is hereinafter called the "Substantial Completion Date." Subject to Tenant Delays and Force Majeure, Landlord will exercise commercially reasonable efforts to complete the "punch list" items as soon as conditions reasonably permit, and Tenant shall afford Landlord access to the Premises for such purposes.

4. Condition; Landlord's Performance. Tenant shall give Landlord notice, not later than two calendar months after the Commencement Date, of any respects in which Landlord has

not performed Landlord's Work fully, properly and in accordance with the terms of this Lease. Except as identified in any such notice from Tenant to Landlord, Tenant shall have no right to make any claim that Landlord has failed to perform any of Landlord's Work fully, properly and in accordance with the terms of this Lease or to require Landlord to perform any further Landlord's Work.

5. Tenant Delays. For purposes of this Exhibit C, "**Tenant Delays**" shall mean any delay in the completion of Landlord's Work resulting from any or all of the following: (a) Tenant's failure to timely perform any of its obligations pursuant to this Exhibit C , including any failure to complete, on or before the due date therefor, any action item which is Tenant's responsibility pursuant to the work schedule or any schedule delivered by Landlord to Tenant pursuant to this Exhibit C ; (b) Tenant's changes to the Approved Plan; (c) Tenant's request for materials, finishes, or installations which are not readily available or which are incompatible with the Building standards; (d) any delay of Tenant in making payment to Landlord for any costs for Tenant's changes to the Approved Plan, as provided in Section 1 above; or (e) any other act or failure to act by Tenant, Tenant's employees, agents, architects, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Tenant.

Schedule C-1

Preliminary Space Plan



EXHIBIT D
Commencement Date Letter

__________________, 20__

[Name of Contact]
[Name of Tenant]
[Address of Tenant]

RE: *[Name of Tenant]*
[Premises Rentable Area and Floor]
[Address of Building]

Dear *[Name of Contact]:*

Reference is made to that certain Lease, dated as of __________________, 20__, between *[Landlord]*, as Landlord and *[Tenant]* as Tenant, with respect to Premises on the ______ floor of the above-referenced building. In accordance with Exhibit C of the Lease, this is to confirm that the Commencement Date of the Term of the Lease occurred on _______________, and that the Term of the Lease shall expire on _________________.

If the foregoing is in accordance with your understanding, kindly execute the enclosed duplicate of this letter, and return the same to us.

Very truly yours,

[Landlord]

By:__________________________________
Name: ____________________________
Title: _____________________________

Accepted and Agreed:

[Tenant]

By:______________________________
Name:_______________________
Title:________________________
Date:________________________

EXHIBIT E
Operating Expenses

Operating Expenses shall include the following, without limitation:

1. All expenses incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, including, without limitation, day and night supervisors, manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Property and such other properties.

2. The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property.

3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties.

4. Where the Property is managed by Landlord or an affiliate of Landlord, management fees at reasonable rates for self-managed buildings consistent with the class of building and the services rendered, which management fees shall not exceed five percent (5%) of gross annual income, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Property.

5. Premiums for insurance against damage or loss to the Property from such hazards as Landlord shall determine, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

6. If, during the Term of this Lease, Landlord shall make a capital expenditure, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Property is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

7. Costs for electricity, water and sewer use charges, gas and other utilities supplied to the Property and not paid for directly by tenants.

8. Betterment assessments, provided the same are apportioned equally over the longest period permitted by law, and to the extent, if any, not included in Taxes.

9. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

Notwithstanding anything to the contrary set forth in the Lease, Operating Expenses shall not include the following:

(i) Any cost or expense to the extent to which Landlord is paid or reimbursed (other than as a payment for Operating Expenses), including work or services performed for any tenant (including Tenant) at such tenant's cost or the cost of any item for which Landlord has been paid or reimbursed by insurance, warranties, service contracts, condemnation proceeds or otherwise;

(ii) The cost of any work or services performed for any other property other than the Building;

(iii) Marketing costs, including leasing commissions, attorneys' fees, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(iv) Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building;

(v) Taxes;

(vi) Costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting or redecorating vacant leasable space or space for tenants;

(vii) Depreciation and amortization on the Building, except as expressly permitted elsewhere in the Lease;

(viii) Overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services on or to the Property or for supplies or other materials, to the extent that the costs of the service, supplies or materials exceed the competitive costs of the services, supplies or materials were they not provided by a subsidiary or affiliate;

(ix) Interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money;

(x) Items and services which Tenant is not entitled to receive under this Lease but which a Landlord provides selectively to one or more tenants of the Building other than Tenant or for which Landlord is separately reimbursed;

(xi) Costs incurred, in excess of the deductible, in connection with repairs or other work needed to the Building because of fire, windstorm, or other casualty or cause insured against by Landlord; and

(xii) Any costs, fines or penalties incurred because Landlord violated any governmental rule or authority.

EXHIBIT F
Rules and Regulations of Building

The following regulations are generally applicable:

1. The public sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant (except as necessary for deliveries) or used for any purpose other than ingress and egress to and from the Premises.

2. No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the Premises or any outside wall of the Building. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor, if the Building is occupied by more than one tenant, displayed through interior windows into the atrium of the Building, nor placed in the halls, corridors or vestibules, provided that show cases or articles may be displayed through interior windows into the atrium of the Building (if any) with Landlord's prior written approval, such approval not to be unreasonably withheld or delayed so long as such display does not adverse affect the aesthetic integrity of the Building.

4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

5. Tenant shall not use the Premises or any part thereof or permit the Premises or any part thereof to be used as a public employment bureau or for the sale of property of any kind at auction, except in connection with Tenant's business.

6. Tenant must, upon the termination of its tenancy, return to the Landlord all locks, cylinders and keys to offices and toilet rooms of the Premises.

7. Landlord reserves the right to exclude from the Building after business hours and at all hours on days other than Business Days all persons connected with or calling upon the Tenant who do not present a pass to the Building signed by the Tenant or who are not escorted in the Building by an employee of Tenant. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to the Landlord for all wrongful acts of such persons.

8. The requirements of Tenant will be attended to only upon application at the Building Management Office. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

9. There shall not be used in any space in the Building, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

10. No bicycles, vehicles or animals of any kind (other than licensed service animals) shall be brought into or kept in or about the Premises.

11. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or any neighboring building or premises or those having business with them whether by use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

12. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

13. No smoking shall be permitted in the Premises or the Building. Smoking shall only be permitted in smoking areas outside of the Building which have been designated by the Landlord.

14. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

15. Tenant shall not use the name of the Building for any purpose other than Tenant's business address; Tenant shall not use the name of the Building for Tenant's business address after Tenant vacates the Premises; nor shall Tenant use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence.

16. No article which is explosive or inherently dangerous is allowed in the Building.

17. Tenant shall not represent itself as being associated with any company or corporation by which the Building may be known.

18. Room-to-room canvasses to solicit business from other tenants of the Building are not permitted; Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates any code of ethics by any recognized association or organization pertaining to such business, profession or activities.

19. Tenant shall not waste electricity, water or air-conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the Building's heating and air-conditioning systems.

20. No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks. Tenant may not install any locks without Landlord's prior approval, which approval shall not be unreasonably withheld.

21. Except with the prior approval of Landlord, all cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized Building personnel.

22. To the extent permitted by law, Tenant shall not cause or permit picketing or other activity which would interfere with the business of Landlord or any other tenant or occupant of the Building, or distribution of written materials involving its employees in or about the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

23. Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises or use the Premises for housing accommodations or lodging or sleeping purposes except that Tenant may install and maintain vending machines, coffee/beverage stations and food warming equipment and eating facilities for the benefit of its employees or guests, provide the same are maintained in compliance with applicable laws and regulations and do not disturb other tenants in the Building with odor, refuse or pests.

24. Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises; nor permit objectionable odors or vapors to emanate from the Premises.

25. No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord's prior written consent not to be unreasonably withheld.

26. Tenant shall only use the freight elevator for mail carts, dollies and other similar devices for delivering material between floors that Tenant may occupy.

27. The rules and regulations set forth in Attachment I to this Exhibit, which is by this reference made a part hereof, are applicable to any Alterations being undertaken by or for Tenant in the Premises pursuant to Section 5.2 of the Lease.

28. Tenants hosting social and/or business functions, events, meetings and the like with outside guests or invitees shall not overload the Premises with more people than allowed by applicable laws. All attendees shall be supervised inside the Premises.

If the Tenant is serving alcoholic beverages, Tenant shall be required to comply with all applicable legal requirements with respect to such service, including, without limitation, ensuring that any person served is of legal age for consumption. In addition, Tenant shall maintain the broadest available liquor law liability insurance (sometimes also known as "dram shop" insurance) policy or policies with a responsible and qualified insurance company approved by the Landlord, and with minimum combined limits of at least the minimum limits of liability insurance specified in the lease, plus minimum limits of coverage of at least $3,000,000 under an umbrella policy covering excess "liquor law" liability. Such policies shall name Landlord, Landlord's managing agent, and any mortgagee as additional insured.

Tenants will be required to provide the following to Landlord at least 24 hours in advance of the event:

- An authorized and complete guest list; and
- Certificate of insurance evidencing sufficient liquor liability coverage, if serving alcoholic beverages.

Should Tenant fail to provide either a guest list and/or evidence of liquor liability insurance, Landlord may revoke or suspend Tenant's rights to serve alcoholic beverages in the Premises until such default is cured and may withhold floor access to Tenant's guests or invitees during the function, event, meeting, etc.

Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated, under the influence of liquor or drugs or in violation of any of these Rules and Regulations.

Attachment I to Exhibit F
Rules and Regulations for Tenant Alterations

A. General

1. All Alterations made by Tenant in, to or about the Premises shall be made in accordance with the requirements of this Exhibit and by contractors or mechanics approved by Landlord.

2. Tenant shall, prior to the commencement of any work, submit for Landlord's written approval, complete plans for the Alterations, with full details and specifications for all of the Alterations, in compliance with Section D below.

3. Alterations must comply with the Building Code applicable to the Property and the requirements, rules and regulations and any other governmental agencies having jurisdiction.

4. No work shall be permitted to commence before Tenant obtains and furnishes to Landlord copies of all necessary licenses and permits from all governmental authorities having jurisdiction.

5. All demolition, removals or other categories of work that may inconvenience other tenants or disturb Building operations, must be scheduled and performed before or after normal business hours, and Tenant shall provide Landlord with at least 24 hours' notice prior to proceeding with such work.

6. All inquiries, submissions, approvals and all other matters shall be processed through Landlord's property manager.

7. All work, if performed by a contractor or subcontractor, shall be subject to reasonable supervision and inspection by Landlord's representative. Such supervision and inspection shall be at Tenant's sole expense and Tenant shall pay Landlord's actual reasonable costs for such supervision and inspection as Additional Rent within thirty (30) days after receiving Landlord's invoice therefor.

B. Prior to Commencement of Work

1. Tenant shall submit to the Building manager a request to perform the work. The request shall include the following enclosures:

(i) A list of Tenant's contractors and/or subcontractors for Landlord's reasonable approval.

(ii) Four complete sets of plans and specifications properly stamped by a registered architect or professional engineer.

(iii) A properly executed building permit application form.

(iv) Four executed copies of the Insurance Requirements Agreement in the form attached to this Exhibit as Attachment II and made a part hereof from Tenant's contractor and, if requested by Landlord, from the contractor's subcontractors.

(v) Contractor's and subcontractor's insurance certificates, including an indemnity in accordance with the Insurance Requirements Agreement.

2. Landlord will return the following to Tenant:

(i) Two sets of plans approved or a disapproved with specific comments as to the reasons therefor (such approval or comments shall not constitute a waiver of approval of governmental authorities).

(ii) Two fully executed copies of the Insurance Requirements Agreement.

3. Landlord's approval of the plans, drawings, specifications or other submissions in respect of any Alterations shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

4. Tenant shall obtain a building permit from the Building Department and necessary permits from other governmental agencies. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work.

C. Requirements and Procedures

1. All structural and floor loading requirements shall be subject to the prior approval of Landlord's structural engineer.

2. All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the approval of Landlord's mechanical and electrical engineers and all mechanical and electrical work shall be performed by contractors who are engaged by Landlord in constructing, operating or maintaining the Building. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord before work is started. Drawings are to be prepared by Tenant and all approvals shall be obtained by Tenant.

3. Elevator service for construction work shall be charged to Tenant at standard Building rates. As of the date of this Lease no such charges are applicable. Prior arrangements for elevator use shall be made with Building manager by Tenant. No

material or equipment shall be carried under or on top of elevators. If an operating engineer is required by any union regulations, such engineer shall be paid for by Tenant.

4. If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shall be supervised by Landlord's representative. No work will be performed in Building mechanical equipment rooms without Landlord's approval and under Landlord's supervision.

5. Tenant's contractor shall:

(i) have a superintendent or foreman on the Premises at all times while any worker is on the Premises or any construction is being performed;

(ii) police the job at all times, continually keeping the Premises orderly;

(iii) maintain cleanliness and protection of all areas, including elevators and lobbies.

(iv) protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

(v) block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

(vi) avoid the disturbance of other tenants.

6. If Tenant's contractor is negligent in any of its responsibilities, Tenant shall be charged for corrective work.

7. All equipment and installations must be equal to the standards generally in effect with respect to the remainder of the Building. Any deviation from such standards will be permitted only if indicated or specified on the plans and specifications and approved by Landlord.

8. A properly executed air balancing report signed by a professional engineer shall be submitted to Landlord upon the completion of all HVAC work.

9. Upon completion of the Alterations, Tenant shall submit to Landlord a permanent certificate of occupancy and final approval by the other governmental agencies having jurisdiction.

10. Tenant shall submit to Landlord a final "as-built" set of drawings showing all items of the Alterations in full detail.

11. Additional and differing provisions in the Lease, if any, will be applicable and will take precedence.

EXECUTION

D. Standards for Plans and Specifications

Whenever Tenant shall be required by the terms of the Lease (including this Exhibit) to submit plans to Landlord in connection with any Alterations, such plans shall include at least the following:

1. Floor plan indicating location of partitions and doors (details required of partition and door types).

2. Location of standard electrical convenience outlets and telephone outlets.

3. Location and details of special electrical outlets; e.g., photocopiers, etc.

4. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5. Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6. Location and specifications of floor covering, paint or paneling with paint colors referenced to standard color system.

7. Finish schedule plan indicating wall covering, paint, or paneling with paint colors referenced to standard color system.

8. Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

9. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

10. Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.)

11. Location and weights of storage files.

12. Location of any special soundproofing requirements.

13. Location and details of special floor areas exceeding 50 pounds of live load per square foot.

14. All structural, mechanical, plumbing and electrical drawings, to be prepared by the base building consulting engineers, necessary to complete the Premises in accordance with Tenant's Plans.

15. All drawings to be uniform size (30" x 46") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" = 1' or larger.

16. All drawings shall be stamped by an architect (or, where applicable, an engineer) licensed in the jurisdiction in which the Property is located and without limiting the foregoing, shall be sufficient in all respects for submission to applicable authorization in connection with a building permit application.

EXECUTION

Attachment II to Exhibit F
Contractor's Insurance Requirements

Building:

Landlord:

Tenant:

Premises:

The undersigned contractor or subcontractor ("**Contractor**") has been hired by the tenant named above (hereinafter called "**Tenant**") of the Building named above (or by Tenant's contractor) to perform certain work ("**Work**") for Tenant in the Premises identified above. Contractor and Tenant have requested the landlord named above ("**Landlord**") to grant Contractor access to the Building and its facilities in connection with the performance of the Work, and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

1. Contractor agrees to indemnify and save harmless Landlord and its respective officers, employees and agents and their affiliates, subsidiaries and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys' fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, bodily injury (including death at any time resulting therefrom) and loss of or damage to property, including consequential damages, whether such injuries to person or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

2. Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

(a) "Builder's All Risk" insurance in an amount at least equal to 100% of the replacement value of such Alterations.

(b) Workmen's Compensation and Employers Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in and in the amounts required by each and every statute applicable to Workmen's Compensation and Employers' Liability Insurance.

(c) Commercial General Liability Insurance including coverages for Protective and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

Personal Injury:	$5,000,000 per person $10,000,000 per occurrence
Property Damage:	$3,000,000 per occurrence

$3,000,000 general aggregate

(d) Commercial Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

Bodily Injury:	$3,000,000 per person $5,000,000 per occurrence
Property Damage:	$1,000,000 per occurrence $3,000,000 general aggregate

Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days' prior written notice of the cancellation of any of the foregoing policies.

3. Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

(a) Workmen's Compensation and Employers Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in and in the amounts required by each and every statute applicable to Workmen's Compensation and Employers' Liability Insurance.

(b) Commercial General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(c).

(c) Commercial Automobile Liability Insurance (covering all owned, non owned and/or hired motor vehicles to be used in connection with the Work) with limits of liability at least equal to the limits stated in paragraph 2(d).

Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

Agreed to and executed this day of , 20 .

Contractor:

By:______________________________

By:______________________________

By:______________________________

EXHIBIT G
Form of Estoppel Certificate

ESTOPPEL CERTIFICATE

THIS ESTOPPEL CERTIFICATE (the "Certificate") is made this ____ day of _____________, 200__, by ________________________________, a _______________ ___________________ ("Tenant") for the benefit of _____________, a _______________, its successors and assigns ("Lender"), having its principal place of business at _______________.

RECITALS:

A. Tenant is the lessee under that certain lease executed between Tenant and ________________, a __________________ ("**[Prior Landlord][Landlord]**"), dated ________________, 200__ (the lease and all amendments thereto are hereinafter referred to as the "Lease"), covering all or a portion of property with a property address of ____________________________________ (the "Property").

B. **[Prior Landlord will transfer the Property and Prior Landlord's interests in the Lease to ________________ ("Landlord").] OR [________________ ("Landord") is the successor or assignee to Prior Landlord's interest in the Property.]** Lender is making a loan (the "Loan") to Landlord which is secured, in part, by the lien of a mortgage or deed of trust executed and delivered by Landlord to Lender encumbering the Property (the "Mortgage") and an assignment of all leases of and rents from the Property.

C. As a condition to making the Loan, Lender requires that Tenant execute and deliver this Certificate.

NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as of the date set forth above, Tenant hereby covenants represents, acknowledges and agrees as follows:

(a) The Lease has not been amended, modified or extended, except as follows: ____

(b) The Lease contains all of the understandings and agreements between Tenant and Landlord with respect to the Property (or any part thereof or interest therein), and is in existence and in full force and effect without modification, addition, extension or renewal on the date hereof, except as specifically noted in this Certificate.

(c) The Lease does not contain any options to purchase and/or lease additional space, rights of first refusal to purchase and/or lease additional space or any similar provisions regarding acquisition of ownership interests or additional leased space in the building, except as follows: ____

(d) The term of the Lease commenced on ____________________________ and will terminate on ____________________________.

(e) Tenant does not have the option to further extend the term of the Lease except for:________________.

(f) The current monthly rent payment under the Lease is $_______________. Rent has been paid through _________________. No advance rents have been prepaid except for the current month.

(g) In addition to monthly rent payments, the following amounts are also payable on a ____________________ basis for the following purposes: ____.

(h) Tenant currently leases ___ parking spaces at a rate of ______ per month from Landlord. Such parking spaces are located at _____________

(i) The improvements described in the Lease have been completed and accepted by Tenant.

(j) Tenant has not sublet any portion of the leased premises or assigned any of its rights under the Lease.

(k) The Lease is in full force and effect, Tenant has no existing claims, defenses or offsets under the Lease against Landlord, no uncured default exists under the Lease, and no event has occurred that would, except for the lapse of time, the giving of notice or both, constitute a default.

(l) Tenant has received no notice by any governmental authority or person claiming a violation of, or requiring compliance with, any federal, state or local statute, ordinance, rule, regulation or other requirement of law, on account of any environmental contamination at the Property.. No hazardous, toxic or polluting substances or wastes have been generated, treated, manufactured, stored, refined, used, handled, transported, released, spilled, disposed of or deposited on, in or under the Real Estate, except as expressly permitted in the Lease.

(m) The guaranty of the Lease, if any, is in full force and effect.

(n) Any design allowances, construction allowances or other allowances to which Tenant is or may hereafter be entitled under the Lease have been paid in full, except for the following: $_________________.

IN WITNESS WHEREOF, Tenant executes this Certificate as of the day and year first above written.

TENANT:

____

By: ___________________________________
Name: ___________________________________
Its: ___________________________________

Exhibit H

ROFO Space

186 Lincoln Street - Floor 4



2,681 SF